EXECUTION VERSION CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. STOCK PURCHASE AGREEMENT between AMBAC FINANCIAL GROUP, INC. and AMERICAN ACORN CORPORATION Dated as of June 4, 2024

Table of Contents i ARTICLE 1 Sale and Purchase of Shares Section 1.1 Sale and Purchase of Shares ....................................................................... 2 Section 1.2 Purchase Price ............................................................................................. 2 Section 1.3 Closing ........................................................................................................ 6 Section 1.4 Withholding ................................................................................................ 8 ARTICLE 2 Representations and Warranties of Seller Section 2.1 Corporate Status .......................................................................................... 8 Section 2.2 Corporate and Governmental Authorization ............................................... 8 Section 2.3 Non-Contravention ................................................................................... 10 Section 2.4 Capitalization; Title to Shares ................................................................... 10 Section 2.5 Subsidiaries; Ownership Interests ............................................................. 11 Section 2.6 Financial Statements ................................................................................. 13 Section 2.7 No Undisclosed Liabilities ........................................................................ 14 Section 2.8 Absence of Certain Changes ..................................................................... 15 Section 2.9 Material Contracts ..................................................................................... 15 Section 2.11 Intellectual Property and Information Technology. .................................. 19 Section 2.12 Litigation ................................................................................................... 21 Section 2.13 Compliance with Laws; Licenses and Permits ......................................... 21 Section 2.14 Employees, Labor Matters, etc ................................................................. 25 Section 2.15 Employee Benefit Plans and Related Matters; ERISA ............................. 27 Section 2.16 Environmental Matters.............................................................................. 30 Section 2.17 Tax Matters ............................................................................................... 30 Section 2.18 Insurance ................................................................................................... 32 Section 2.19 Finders’ Fees ............................................................................................. 32 Section 2.20 Transactions with Affiliates ...................................................................... 32 Section 2.21 Reinsurance and Retrocession .................................................................. 33 Section 2.22 Reserves .................................................................................................... 33 Section 2.23 Actuarial Reports ...................................................................................... 33 Section 2.24 Insurance Contracts ................................................................................... 34 Section 2.25 Investment Assets ..................................................................................... 34 Section 2.26 Sufficiency of Assets ................................................................................ 35 Section 2.27 Shared Contracts ....................................................................................... 36 Section 2.28 International Trade & Anti-Corruption ..................................................... 36 Section 2.29 Solvency .................................................................................................... 37 Section 2.30 Opinion of Financial Advisor ................................................................... 37 Section 2.31 No Other Representations and Warranties; Schedules ............................. 37

Table of Contents (continued) ii ARTICLE 3 Representations and Warranties of Buyer Section 3.1 Corporate Status ........................................................................................ 37 Section 3.2 Corporate and Governmental Authorization ............................................. 38 Section 3.3 Non-Contravention ................................................................................... 38 Section 3.4 Availability and Source of Funds ............................................................. 39 Section 3.5 Purchase for Investment ............................................................................ 40 Section 3.6 Litigation ................................................................................................... 40 Section 3.7 Finders’ Fees ............................................................................................. 40 Section 3.8 Solvency .................................................................................................... 40 Section 3.9 Information Supplied ................................................................................ 41 Section 3.10 No Additional Representations; Inspection .............................................. 41 ARTICLE 4 Certain Covenants Section 4.1 Conduct of the Business............................................................................ 42 Section 4.2 Access to Information; Confidentiality; Books and Records ................... 45 Section 4.3 Governmental Approvals .......................................................................... 48 Section 4.4 Third-Party Consents; Shared Contracts ................................................... 51 Section 4.5 Further Assurances.................................................................................... 51 Section 4.6 Employees and Employee Benefits .......................................................... 52 Section 4.7 Public Announcements ............................................................................. 58 Section 4.8 Insurance ................................................................................................... 59 Section 4.9 Intercompany Accounts and Agreements; Company Payments ............... 59 Section 4.10 D&O Indemnification; Insurance ............................................................. 60 Section 4.11 Investment Assets ..................................................................................... 60 Section 4.12 No Solicitation .......................................................................................... 61 Section 4.13 Preparation of the Proxy Statement; Shareholders Meeting ..................... 64 Section 4.14 Use of Seller Marks; Intellectual Property License .................................. 66 Section 4.15 Audited Financial Statements ................................................................... 67 Section 4.16 Equity Financing ....................................................................................... 68 Section 4.17 Wrong Pockets .......................................................................................... 68 Section 4.18 Specified Transactions .............................................................................. 68 ARTICLE 5 Tax Matters Section 5.1 Tax Returns ............................................................................................... 69 Section 5.2 Tax Contests; Books and Records; Cooperation ...................................... 69

Table of Contents (continued) iii Section 5.3 Transfer Taxes .......................................................................................... 70 Section 5.4 Consolidated Return Elections .................................................................. 70 Section 5.5 Tax Sharing Agreements........................................................................... 70 Section 5.6 Seller Tax Liabilities ................................................................................. 71 ARTICLE 6 Conditions Precedent Section 6.1 Conditions to Obligations of Buyer and Seller ......................................... 71 Section 6.2 Conditions to Obligations of Buyer .......................................................... 72 Section 6.3 Conditions to Obligations of Seller .......................................................... 72 ARTICLE 7 Termination Section 7.1 Termination ............................................................................................... 73 Section 7.2 Effect of Termination ................................................................................ 74 Section 7.3 Termination Fee; Expense Reimbursement .............................................. 74 ARTICLE 8 Definitions Section 8.1 Certain Terms............................................................................................ 77 Section 8.2 Construction .............................................................................................. 94 ARTICLE 9 Miscellaneous Section 9.1 Non-Survival of Representations, Warranties and Covenants .................. 96 Section 9.2 Notices ...................................................................................................... 96 Section 9.3 Amendment; Waivers, etc ......................................................................... 97 Section 9.4 Expenses ................................................................................................... 98 Section 9.5 Governing Law, etc ................................................................................... 98 Section 9.6 Successors and Assigns............................................................................. 99 Section 9.7 Entire Agreement ...................................................................................... 99 Section 9.8 Severability ............................................................................................... 99 Section 9.9 Counterparts; Effectiveness; Third-Party Beneficiaries ........................... 99 Section 9.10 Reserves .................................................................................................. 100 Section 9.11 Specific Performance .............................................................................. 100 Section 9.12 Disclosure Letters ................................................................................... 100

Table of Contents (continued) iv Section 9.13 Waiver of Conflicts; Attorney-Client Privilege ...................................... 101 Exhibit A – Form of Warrant Exhibit B – Transition Services Agreement Term Sheet Exhibit C – Equity Commitment Letter Exhibit D – Investor Rights Agreement Exhibit E – Specified Transaction Annex A – Interim Asset Allocation Guidelines

1 STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT, dated as of June 4, 2024 (this “Agreement”), is made by and between American Acorn Corporation, a Delaware corporation (“Buyer”), and Ambac Financial Group, Inc., a Delaware corporation (“Seller”). Capitalized terms used herein shall have the meanings assigned to such terms in the text of this Agreement or in Section 8.1. R E C I T A L S: WHEREAS, Seller owns all of the issued and outstanding shares of the common stock, par value $2.50 per share (the “Shares”), of Ambac Assurance Corporation, a Wisconsin stock insurance company (the “Company”); WHEREAS, Seller wishes to sell the Shares to Buyer, and Buyer wishes to purchase the Shares from Seller, on the terms and conditions set forth in this Agreement; WHEREAS, the transactions contemplated by this Agreement may be deemed to constitute a sale of all or substantially all of the assets of Seller and, therefore, approval of the transactions contemplated by this Agreement by Seller’s stockholders will be sought under Section 271 of the Delaware General Corporation Law (the “DGCL”); WHEREAS, the Seller Board, at a meeting duly called and held, prior to the execution of this Agreement, at which all directors of Seller were present and voting in favor, adopted resolutions: (a) declaring that the entry by Seller into this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are expedient and in the best interests of Seller and its stockholders, and declaring it advisable and in the best interests of Seller and its stockholders for Seller to enter into this Agreement and perform its obligations hereunder and thereunder, (b) approving (i) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby and (ii) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth herein, subject to the Required Shareholder Approval and (c) recommending that the transactions contemplated by this Agreement be approved by Seller’s stockholders in accordance with the DGCL (collectively, the “Seller Board Recommendation”); WHEREAS, concurrently with the execution of this Agreement, as a condition and material inducement to Buyer’s willingness to enter into this Agreement and to consummate the transactions contemplated hereby, the parties hereto have agreed that, at the Closing, the Company will issue to Buyer (or an Affiliate of Buyer) a warrant in the form attached hereto as Exhibit A (the “Warrant”), exercisable, subject to the terms and the conditions set forth in the Warrant, for a number of shares of common stock, par value $0.01, of Seller (“Seller Common Stock”) representing 9.9% of the fully diluted shares of Seller Common Stock as of March 31, 2024, pro forma for the issuance of the Warrant; WHEREAS, as a condition and material inducement to Buyer’s willingness to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer or an Affiliate of Buyer and the Company have entered into new employment agreements with certain critical senior employees, each dated as of the date hereof, which agreements will become effective upon the Closing; WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller to enter into this Agreement, Buyer has delivered to Seller an equity commitment letter in the form attached hereto as Exhibit C (the “Equity Commitment Letter”), pursuant to which Sponsor has agreed, subject to the terms, conditions and limitations contained in the Equity Commitment Letter, to invest in Buyer the amounts set forth therein; and WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller, on the one hand, and Buyer, on the other hand, will enter into a transition services agreement on the terms set forth in the term sheet attached hereto as Exhibit B (the “Transition Services Agreement Term Sheet”), pursuant to which Seller will provide to the Company and its Subsidiaries, and the Company and its Subsidiaries will provide to Seller, certain services on a transitional basis after the Closing. NOW, THEREFORE, the parties agree as follows: ARTICLE 1 Sale and Purchase of Shares Section 1.1 Sale and Purchase of Shares. Subject to the terms and conditions hereof, at the Closing, Seller shall sell the Shares to Buyer, and Buyer shall purchase the Shares from Seller, for the Purchase Price. Section 1.2 Purchase Price. (a) The purchase price payable by Buyer to Seller for the Shares shall be an aggregate amount equal to the sum of (a) $420,000,000, plus (b) the Adjustment Amount (the “Purchase Price”). (b) At least five (5) Business Days prior to the Closing Date, Seller shall prepare in good faith and deliver to Buyer (1) a statement (the “Closing Statement”), certified by the Chief Financial Officer of Seller, setting forth the amount of (i) the First Adjustment, (ii) the Second Adjustment, (iii) the aggregate amount of Company Payments, if any, (iv) the Adjustment Amount and (v) the Purchase Price resulting therefrom, in each case, together with reasonably detailed supporting documentation and calculations related thereto and (2) a statement setting forth the accrued liabilities as described in Section 4.6(i) and Section 4.6(j), in each case as of the most recent calendar quarter end (the “Preliminary Benefits Accounts”), which shall be settled in accordance with Section 4.6. The Purchase Price as set forth in the Closing Statement shall be payable at Closing as set forth in Section 1.3. The Purchase Price shall be subject to adjustment after the Closing as set forth in (c). (c) Purchase Price True-Up (i) Buyer shall have sixty (60) days after the Closing Date to review the Closing Statement (such period of time, the “Review Period”). The Closing Statement shall become final and binding at 11:59 p.m. New York City time on the 30th day of the Review Period, unless Buyer gives written notice of its disagreement with the Closing Statement (such written notice, a “Notice of Disagreement”) to Seller on or prior to such date. During the Review Period, Seller shall make available to Buyer and its Representatives access to any information and personnel as reasonably required by Buyer in connection with its review of the Closing Statement. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is delivered to Seller in a timely manner, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Buyer on the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Accounting Firm. (ii) During the fifteen (15) day period following the delivery of a Notice of Disagreement (such period of time, the “Resolution Period”), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During the Resolution Period, each party and its auditors shall have access to the working papers of the other party and other supporting documentation used in preparation of the Closing Statement or the Notice of Disagreement. In the event that Seller and Buyer do not agree on any item or items shown or reflected in the Closing Statement within the Resolution Period, each of Seller and Buyer shall prepare separate written reports of such unresolved item or items and deliver such reports to the Independent Accounting Firm within 15 days after the expiration of the Resolution Period. The parties shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to, as soon as practicable and in any event within 15 days after receiving such written reports, determine the manner in which such item or items shall be treated in the Closing Statement; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller, on the one hand, and Buyer, on the other hand. The parties acknowledge and agree that (i) the review by and determinations of the Independent Accounting Firm shall be limited to, and only to, the unresolved item or items contained in the reports prepared and submitted to the Independent Accounting Firm by Seller and Buyer and (ii) the determinations by the Independent Accounting Firm shall be based solely on such reports submitted by Seller and Buyer and the basis for Seller’s and Buyer’s respective positions. Seller and Buyer agree to enter into an engagement letter with the Independent Accounting Firm containing customary terms and conditions for this type of engagement. The parties shall use their commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accounting Firm. Any such information or documentation provided by either party to the Independent Accounting Firm shall be concurrently delivered to the other party, subject, in the case of the Independent Accounting Firm’s work papers, to such other party entering into a customary release agreement with respect thereto. Neither party shall disclose to the Independent Accounting Firm, and the Independent Accounting Firm shall not consider for any purposes, any settlement discussions or settlement offers made by either party with respect to any objection under this Section 1.2. The determinations by the Independent Accounting Firm as to the item or items in dispute shall be in writing and shall be final, binding and conclusive for all purposes of determining the Purchase Price and shall have the same effect for all purposes as if such determinations had been embodied in a final judgment, entered by a court of competent jurisdiction, and either party may petition a court of competent jurisdiction in accordance with Section 9.5 to reduce such decision to judgment. The fees, costs and expenses of retaining the Independent Accounting Firm shall be borne 50% by Seller and 50% by Buyer. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Closing Statement), Buyer shall revise the Closing Statement to reflect the resolution of any disputed items (as so revised, the “Final Closing Statement”) and shall deliver a copy thereof to Seller. Seller will indemnify and hold Buyer and its Affiliates harmless from and against any Company Payments to the extent they were not reflected on (or not taken into account and resolved pursuant to the dispute resolution process set forth above with respect to) the Final Closing Statement. Buyer and its Affiliates may not make any claim for indemnification pursuant to the immediately preceding sentence after April 30, 2026. (iii) With respect to the adjustment to the Purchase Price, if any, contained in the Final Closing Statement, the applicable party shall pay to the other party by wire transfer of immediately available funds, within ten (10) Business Days following the delivery of the Final Closing Statement, to an account or accounts designated by the receiving party in writing.

(d) Closing Benefits Accounts (i) Within forty-five (45) days after the Closing Date, Seller shall provide to Buyer the accrued liabilities as described in Section 4.6(i) and Section 4.6(j), in each case as of the Closing Date (the “Closing Benefits Accounts”). (ii) Buyer shall have thirty (30) days after the date Buyer receives the information set forth in the foregoing clause d(i) to review the Closing Benefits Accounts (such period of time, the “Benefits Accounts Review Period”). The Closing Benefits Accounts shall become final and binding at 11:59 p.m. New York City time on the 30th day of the Benefits Accounts Review Period, unless Buyer gives written notice of its disagreement with the Closing Benefits Accounts (such written notice, a “Benefits Accounts Notice of Disagreement”) to Seller on or prior to such date. During the Benefits Accounts Review Period, Seller shall make available to Buyer and its Representatives access to any information and personnel as reasonably required by Buyer in connection with its review of the Closing Benefits Accounts. Any Benefits Accounts Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a Benefits Accounts Notice of Disagreement is delivered to Seller in a timely manner, then the Closing Benefits Accounts (as revised in accordance with this sentence) shall become final and binding upon Seller and Buyer on the earlier of (A) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Benefits Account Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Independent Accounting Firm. (iii) During the fifteen (15) day period following the delivery of a Benefits Accounts Notice of Disagreement (such period of time, the “Benefits Accounts Resolution Period”), Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Benefits Accounts Notice of Disagreement. During the Benefits Accounts Resolution Period, each party and its auditors shall have access to the working papers of the other party and other supporting documentation used in preparation of the Closing Benefits Accounts or the Benefits Accounts Notice of Disagreement. In the event that Seller and Buyer do not agree on any item or items shown or reflected in the Closing Benefits Accounts within the Benefits Accounts Resolution Period, each of Seller and Buyer shall prepare separate written reports of such unresolved item or items and deliver such reports to the Independent Accounting Firm within 15 days after the expiration of the Benefits Accounts Resolution Period. The parties shall use their respective commercially reasonable efforts to cause the Independent Accounting Firm to, as soon as practicable and in any event within 15 days after receiving such written reports, determine the manner in which such item or items shall be treated in the Closing

Benefits Accounts; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by Seller, on the one hand, and Buyer, on the other hand. The parties acknowledge and agree that (i) the review by and determinations of the Independent Accounting Firm shall be limited to, and only to, the unresolved item or items contained in the reports prepared and submitted to the Independent Accounting Firm by Seller and Buyer and (ii) the determinations by the Independent Accounting Firm shall be based solely on such reports submitted by Seller and Buyer and the basis for Seller’s and Buyer’s respective positions. Seller and Buyer agree to enter into an engagement letter with the Independent Accounting Firm containing customary terms and conditions for this type of engagement. The parties shall use their commercially reasonable efforts to cooperate with and provide information and documentation, including work papers, to assist the Independent Accounting Firm. Any such information or documentation provided by either party to the Independent Accounting Firm shall be concurrently delivered to the other party, subject, in the case of the Independent Accounting Firm’s work papers, to such other party entering into a customary release agreement with respect thereto. Neither party shall disclose to the Independent Accounting Firm, and the Independent Accounting Firm shall not consider for any purposes, any settlement discussions or settlement offers made by either party with respect to any objection under this Section 1.2. The determinations by the Independent Accounting Firm as to the item or items in dispute shall be in writing and shall be final, binding and conclusive for all purposes of determining the Closing Benefits Accounts and shall have the same effect for all purposes as if such determinations had been embodied in a final judgment, entered by a court of competent jurisdiction, and either party may petition a court of competent jurisdiction in accordance with Section 9.5 to reduce such decision to judgment. The fees, costs and expenses of retaining the Independent Accounting Firm shall be borne 50% by Seller and 50% by Buyer. Following the resolution of all disputed items (or, if there is no dispute, promptly after the parties reach agreement on the Closing Benefits Accounts), Seller shall revise the Closing Benefits Accounts to reflect the resolution of any disputed items (as so revised, the “Final Closing Benefits Accounts”) and shall deliver a copy thereof to Buyer. (e) With respect to the adjustment to the Preliminary Benefits Accounts, if any, contained in the Final Closing Benefits Accounts, such adjustment shall be settled in accordance with Section 4.6. Section 1.3 Closing. The closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., New York City time, at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, New York 10001 (or such other place as Seller and Buyer may agree in writing) (a) on the date that is the last Business Day of the calendar month during which the last of the conditions set forth in Article 6 to be so satisfied or waived has been so satisfied or waived in accordance with this Agreement (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) (the “Condition Satisfaction”); provided that, if the Condition Satisfaction occurs fewer than ten (10) Business Days prior to the last Business Day of the calendar month during which the Condition Satisfaction occurs, then the Closing shall take place on the date that is the last Business Day of the calendar month immediately following the calendar month in which the Condition Satisfaction occurs, or (b) at another date, time or place that is mutually agreed to in writing by Seller and Buyer. The date on which the Closing takes place shall be the “Closing Date.” At the Closing: (a) Seller shall deliver to Buyer: (i) free and clear of any Liens, (A) for Shares that are in certificated form, if any, share certificates (or, in relation to certificates that are missing or lost, an affidavit of lost share certificate, in a form and substance reasonably acceptable to Buyer), evidencing the Shares owned by Seller to the extent that such Shares are in certificated form, duly endorsed in blank or accompanied by a stock power duly executed in blank in proper form to transfer, by Seller, and (B) for Shares that are in uncertificated form (or are in certificated form but not bearing), if any, an instrument of transfer in respect of the Shares held by Seller, in form and substance reasonably acceptable to Buyer, executed by Seller; (ii) the certificate referred to in Section 6.2(c); (iii) written resignations of each of the directors, managers and officers, as applicable, of the Company, effective as of the Closing; (iv) an executed IRS Form W-9; and (v) each Ancillary Agreement to which it is a party. (b) Buyer shall deliver to Seller: (i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least three (3) Business Days before the Closing Date), of immediately available funds in an aggregate amount equal to the Purchase Price; and (ii) the certificate referred to in Section 6.3(c); and (iii) each Ancillary Agreement to which it is a party.

Section 1.4 Withholding. Each of Buyer and the Company (and any agent thereof) shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to Seller such amounts as Buyer or the Company (and any agent thereof), as applicable, is required to withhold or deduct under the Code or any provision of applicable state, local or foreign Law with respect to the making of such payment; provided, however, that prior to making any such deduction or withholding on any amount (other than withholding as a result of any Person’s failure to deliver the documents described in Section 1.3(a)(iv)), Buyer shall use its commercially reasonable efforts to provide Seller with notice of intent to make such deduction or withholding and shall work in good faith to avoid or minimize the need to make such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld by Seller or the Company (or any agent thereof) and remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of whom such deduction and withholding were made by Buyer or the Company (or any agent thereof), as applicable. ARTICLE 2 Representations and Warranties of Seller Except as set forth in the Seller Disclosure Letter, Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows: Section 2.1 Corporate Status. The Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its property and assets and to carry on its business as now conducted. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Except as set forth in Section 2.1 of the Seller Disclosure Letter, the Company is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which the property or assets owned, leased or operated by it, or the nature of the business conducted by it, is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. Section 2.2 Corporate and Governmental Authorization. (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and, subject to obtaining the Required Shareholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Seller, the performance of

Seller’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Seller, except for obtaining the Required Shareholder Approval. At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of Seller were present and voting in favor, the Seller Board duly adopted resolutions (which, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way) (i) declaring that this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby are expedient and in the best interests of Seller and its stockholders, and declared it advisable and in Seller’s best interests to enter into this Agreement and to perform its obligations hereunder and thereunder, (ii) approving (A) the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby, and (B) the performance by Seller of its covenants and other obligations hereunder on the terms and subject to the conditions set forth herein, subject to the Required Shareholder Approval and (iii) recommending that the transactions contemplated by this Agreement be approved by Seller’s stockholders in accordance with the DGCL. The Seller Board has directed that such resolutions be submitted to Seller’s stockholders for their approval at the Seller Shareholders Meeting. Seller has duly executed and delivered this Agreement on the date hereof and will have duly executed and delivered the Ancillary Agreements that are required to be executed and delivered by Seller on the Closing Date by this Agreement. This Agreement constitutes, and each such Ancillary Agreement to which Seller is a party when so executed and delivered constitutes or will constitute, as applicable, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar Laws relating to or affecting creditors’ rights generally and by general principles of equity (whether considered at law or in equity) (collectively, the “Enforceability Exceptions”). (b) Except as set forth in Section 2.2(b) of the Seller Disclosure Letter, or as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Seller to consummate the transactions contemplated hereby or thereby. (c) The affirmative vote (in person or by proxy) of the holders of a majority of the voting power of Seller Common Stock then outstanding at the Seller Shareholders Meeting (the “Required Shareholder Approval”) in favor of the approval of the transactions contemplated by this Agreement and the Ancillary Agreements is the only vote of, or approval by, the holders of any class or series of share capital of Seller or any of its Affiliates that is necessary to approve the transactions contemplated by this Agreement and the Ancillary Agreements. Section 2.3 Non-Contravention. Provided that all consents, approvals, authorizations and other actions described or referenced in Section 2.2 have been obtained or taken, except as may result from any facts or circumstances solely relating to Buyer or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Seller and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or breach any provision of the Organizational Documents of Seller, the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Sections 2.2(b) and Section 2.2(c), conflict with, constitute (with or without due notice or lapse of time or both) a default under or breach any provision of any Law or Governmental Order, in each case applicable to any of Seller or its Subsidiaries or to which any of their respective properties or assets are subject, (c) except as set forth in Section 2.3 of the Seller Disclosure Letter, require any consent of or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute (with or without the lapse of time or both) a default under, or give rise to any Person’s right of termination, cancellation, acceleration, modification or other change of any right or obligation of such Person, or to a loss of any benefit to which any of Seller or its Subsidiaries is entitled under, or require any notice under, any provision of any Contract or Permit affecting the Company or its Affiliates or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any equity interests, assets or properties of the Company and its Subsidiaries, except in each case of clauses (b), (c) and (d), as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole. Section 2.4 Capitalization; Title to Shares. (a) The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $2.50 per share, of which only the Shares are issued and outstanding, and, as of the date hereof, 285,000 Auction Market Preferred Shares (the “AMPS”), of which 4,596 are issued and outstanding (the “Outstanding AMPS”). The Shares and the Outstanding AMPS have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any applicable securities Laws or any option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of any of the Company or its Subsidiaries or any other agreement to which any of the Company or its Subsidiaries is a party or otherwise bound. Seller owns the Shares, beneficially and of record, free and clear of any Liens other than Permitted Liens.

(b) Except as set forth in Section 2.4(a) and except for the Outstanding AMPS, there are no outstanding (i) shares of capital stock of or other voting or equity interests in the Company, (ii) securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from the Company, or other obligation of Seller, the Company or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in the Company, (iv) voting trusts, proxies or other similar agreements or understandings to which Seller, the Company or any of its Subsidiaries is a party or by which Seller, the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries, (v) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of or other voting or equity interests in the Company or any of its Subsidiaries or (vi) stock appreciation rights, phantom stock or similar plans or rights with respect to the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no (A) accrued and unpaid dividends or distributions with respect to any of the Company Securities or any equity interests of the Company that were previously outstanding or (B) Company Securities or other voting interests in the Company reserved for issuance. (c) Schedule 2.4(c) sets forth, for each Seller RSU Award and Seller PSU Award held by a Business Employee as of the date hereof, (i) the name of the holder thereof; (ii) the date of grant thereof; (iii) the number of shares of Seller Common Stock subject to such Seller RSU Award or Seller PSU Award (including the target and maximum number of shares of Seller Common Stock that may be issued pursuant to a Seller PSU Award); (iv) the vesting schedule thereof; and (v) the treatment of such Seller RSU Award or Seller PSU Award in connection with the transactions contemplated by this Agreement. Each grant of a Seller RSU Award and Seller PSU Award was made in accordance, in all material respects, with the terms of the Seller Equity Plan and applicable Law. Other than the Seller RSU Awards and Seller PSU Awards set forth on Section 2.4(c) of the Seller Disclosure Letter, as of the date hereof, no Business Employee holds or has any right to any compensatory or other incentive equity or equity- linked interests with respect to the capital stock or other equity securities of Seller or any of its Affiliates. Section 2.5 Subsidiaries; Ownership Interests. (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of its jurisdiction of formation and has all corporate, limited liability company or trust, as applicable, power required to own, lease and operate its property and assets and to carry on its business as now conducted. Except as set forth in Section 2.1 of the Seller Disclosure Letter, each Subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or trust and is in good standing (where such concept is recognized) in all jurisdictions in which the property or assets owned, leased or operated by it, or the nature of the business conducted by it, is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The authorized, issued and outstanding shares of capital stock of and all other voting or equity interests in all Subsidiaries of the Company, the respective jurisdictions of formation of such Subsidiaries and the Company’s direct or indirect ownership interest in such Subsidiaries are identified in Section 2.5(a) of the Seller Disclosure Letter. (b) All of the outstanding shares of capital stock of and other voting interests in each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any applicable securities Laws or any option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of any of the Company or its Subsidiaries or any other agreement to which any of the Company or its Subsidiaries is a party or otherwise bound, and are owned beneficially and of record by the Company or one of its wholly owned Subsidiaries as set forth in Section 2.5(a) of the Seller Disclosure Letter, free and clear of any Liens other than Permitted Liens. Except as set forth in Section 2.5(b) of the Seller Disclosure Letter, there are no outstanding (i) shares of capital stock of or other voting or equity interests in any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of either Company, (iii) options or other rights or agreements, commitments or understandings of any kind to acquire from the Company or any of its Subsidiaries, or other obligation of Seller, the Company or any of its Subsidiaries to issue, transfer or sell, any shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of or other voting or equity interests in any Subsidiary of the Company or (iv) stock appreciation rights, phantom stock or similar plans or rights with respect to any Subsidiary of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Subsidiary Securities. (c) Except as set forth in Section 2.5(c) of the Seller Disclosure Letter and Investment Assets acquired in the ordinary course, neither the Company nor any of its Subsidiaries owns any shares of capital stock of or other voting or equity interests in

(including any securities exercisable or exchangeable for or convertible into shares of capital stock of capital stock of or other voting or equity interests in) any other Person. (d) Section 2.5(d) of the Seller Disclosure Letter sets forth a true, complete and correct list of all the states or jurisdictions where each of the Insurance Companies is domiciled or, as of the date hereof, “commercially domiciled”, in each case for insurance regulatory purposes or where each of the Insurance Companies is licensed as of the date hereof. Section 2.6 Financial Statements. (a) Seller has made available to Buyer complete copies of unaudited consolidated balance sheets and income statements of the Company and its Subsidiaries (i) as of and for the years ended December, 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023 (the “Balance Sheet Date”) and (ii) as of and for the three- month period ended March 31, 2024 ((i) and (ii) collectively, the “GAAP Financial Statements”). Except as set forth in Section 2.6(a) of the Seller Disclosure Letter, the GAAP Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries at and for the respective periods indicated (subject to normal year-end adjustments and to any other adjustments described therein). (b) Seller has made available to Buyer complete copies of (i) the annual statutory statement of the Company as of and for the annual periods ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023, as filed with the Wisconsin Office of the Commissioner of Insurance and (ii) the quarterly statutory statements of the Company as of and for the quarterly period ended March 31, 2024, as filed with the Wisconsin Office of the Commissioner of Insurance (together with the exhibits, schedules and note thereto, the “Statutory Statements”). The Statutory Statements have been prepared in accordance with SAP applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects the statutory financial position of the Company, the admitted assets, liabilities and capital and surplus of the Company at their respective dates and the results of operations, changes in surplus and cash flows of the Company at and for the periods indicated in accordance with SAP (subject to normal year-end adjustments and to any other adjustments described therein). (c) Seller has made available to Buyer complete copies of (i) the annual statutory statement of AUK as of and for the annual periods ended December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023 and (ii) balance sheets and income statements as of and for the three-month period ended March 31, 2024 ((i)

and (ii) collectively, the “AUK Financial Statements”). The AUK Financial Statements have been prepared in accordance with UK Accounting Standards and applicable Law including FRS 102 (“UK GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto) and present fairly in all material respects the statutory financial position and results of operations of AUK at and for the respective periods indicated (subject to normal year-end adjustments and to any other adjustments described therein). (d) Each of the Company and its Subsidiaries has timely paid in all material respects all guaranty fund assessments that have been due, claimed or asserted by, or are the subject of any voluntary contribution commitment to, any state insurance guaranty association, risk sharing plan, joint underwriting association, residual market facility, assigned risk pool or similar arrangement, or any Governmental Authority charged with the supervision of insurance companies in any jurisdiction in which the Company does business. (e) Each of the Company and its Subsidiaries maintain and comply, and at all times since December 31, 2020, has maintained and complied with, in all material respects, a system of internal accounting controls designed to provide reasonable assurances: (i) that (A) all transactions are executed in accordance with management’s general or specific authorization, (B) all transactions are recorded as necessary to permit the preparation of proper and accurate financial statements for external purposes in accordance with GAAP, UK GAAP or SAP, as applicable and (C) access to their property and assets is permitted only in accordance with management’s general or specific authorization and (ii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the property or assets of Seller, the Company or any of their Subsidiaries. At no time since December 31, 2020 has (A) any material weakness in any system or internal accounting controls used by any of the Company or its Subsidiaries been identified by their respective accountants or management, (B) to the Knowledge of Seller, any fraud or other wrongdoing that involves any of the management or other employees of Seller or any of the Company or its Subsidiaries who have a role in the preparation of the GAAP Financial Statements, the Statutory Statements or the AUK Financial Statements or the internal accounting controls used by any of the Company or its Subsidiaries occurred or (C) any material claim or allegation regarding any of the foregoing been made. (f) The books and records of the Company and its Subsidiaries (i) have been maintained, in all material respects, in accordance with applicable Law and any applicable record keeping requirements set forth in the terms of the Insurance Contracts and (ii) accurately present and reflect, in all material respects, the assets and liabilities of the Company and its Subsidiaries. Section 2.7 No Undisclosed Liabilities. The Company has no material liabilities other than those (a) that are disclosed or reserved against in the most recent

Statutory Statements, (b) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date (none of which arises from or relates to any violation of Law, breach of Contract, tort, misappropriation, or infringement), (c) set forth in Section 2.7 of the Seller Disclosure Letter or (d) that would not be required to be disclosed in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or a balance sheet for the Company prepared in accordance with SAP. Section 2.8 Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Section 2.8 of the Seller Disclosure Letter, (a) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, (b) there has been no Material Adverse Effect and (c) as of the date hereof, the Company has not taken any action that would, after the date hereof, be prohibited or omitted to take any action that would, after the date hereof, be required, as the case may be, by clauses (a) through (y) of Section 4.1. Section 2.9 Material Contracts. (a) Except as disclosed in Section 2.9 of the Seller Disclosure Letter (and other than (x) any Insurance Contracts, (y) any Reinsurance Agreements or (z) any Intercompany Agreements), neither the Company nor any of its Subsidiaries is a party to or bound by: (i) any Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset), resulting in or authorizing any Lien (other than Permitted Liens) on any assets or properties of the Company or any of its Subsidiaries or providing any loans or advances made by the Company or its Subsidiaries to any other Person; (ii) any joint venture, partnership, limited liability company or other similar Contract; (iii) any Contract or series of related agreements, including any option agreement, relating to the acquisition, sale or other disposition of any business, capital stock, equity or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise) or the purchase or lease of any material real property; (iv) any Contract or series of related Contracts for the purchase of materials, supplies, goods, services, equipment or other assets under which the Company and its Subsidiaries made payments of $250,000 or more during the twelve-month period ending on the Balance Sheet Date;

(v) any sales, distribution, agency or other similar Contract providing for the sale by the Company or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets (other than Investment Assets) under which payments of $250,000 or more were made to the Company or its Subsidiaries during the twelve-month period ending on the Balance Sheet Date; (vi) any material third-party administration or other material insurance policy administration Contract relating to the Insurance Contracts; (vii) any Contract that (A) (1) materially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any area or (2) by its terms, would so limit the freedom of Buyer or its Affiliates or the Company or any of its Subsidiaries after Closing, (B) contains material exclusivity obligations or restrictions binding on the Company or any of its Subsidiaries or that, by its terms, would be binding on Buyer or any of its Affiliates after the Closing, (C) contains a “most favored nation” pricing provision or similar terms, (D) contains a right of first refusal, right of first offer or similar rights, or (E) contains any minimum volume requirement or “take or pay” provision; (viii) any Contract pursuant to which (A) the Company or any of its Subsidiaries grants a Person a license to use any material Owned Intellectual Property, (B) any Person grants a license to the Company or any of its Subsidiaries to use such Person’s Intellectual Property (excluding, in each case, licenses (x) granted to customers in the ordinary course of business and (y) under which the Company or any of its Subsidiaries made or received payments of $100,000 or less during the twelve-month period ending on the Balance Sheet Date), or (C) the Company’s ability to use, develop, transfer, disclose or enforce any material Owned Intellectual Property rights is limited or restricted in any material respect (including concurrent use agreements, settlement agreements, coexistence agreements, and covenant not to sue agreements); (ix) any Contract pursuant to which any unrelated third party provides material investment management services to any of the Company or its Subsidiaries or with respect to the businesses of the Company and its Subsidiaries, including subscription or similar Contracts relating to access by the businesses of the Company and its Subsidiaries to investment funds, index investment options or indices, whether involving general or separate account business; (x) any Contract with a direct or indirect equityholder (excluding equityholders of Seller to the extent such Contract is on arms’ length terms or is in respect of incentive equity interests granted under the Seller Equity Plan), officer, director, manager or employee of any of the Company or its Subsidiaries;

(xi) any collective bargaining agreement or other Contract with a union, works council, labor organization, or other employee representative (each, a “Labor Agreement”); (xii) any Contract with any Governmental Authority; (xiii) any Contract containing any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire the assets or capital stock of another Person; (xiv) any other Contract of the Company or any of its Subsidiaries providing for the provision of services involving consideration in excess of $500,000 during the twelve-month period ending December 31, 2023 or anticipated to exceed $500,000 during the twelve-month period ending March 31, 2024 and that is not terminable on notice of 90 or fewer calendar days without penalty or premium (which, for the avoidance of doubt, does not include the payment of any accrued charges); or (xv) any employment or other service Contract with any Business Employee that (i) provides for annual cash compensation that exceeds $100,000 or (ii) cannot be terminated upon sixty (60) days’ notice or less without further payment, liability or obligation. (b) Each Contract or plan disclosed or required to be disclosed in the Seller Disclosure Letter pursuant to this Section 2.9 or Section 2.10 (each, a “Material Contract”) is a valid and binding agreement of the Company or one of its Subsidiaries (subject to the Enforceability Exceptions) and is in full force and effect, and none of the Company, any Subsidiary of the Company or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any written or, to the Knowledge of Seller, any oral notice of termination, cancellation or acceleration of, any such Material Contract, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any material right or material obligation or the loss of any material benefit thereunder. Seller has provided or made available to Buyer a true, complete and correct copy of each Material Contract in effect as of the date hereof. (c) Section 2.10(c) of the Seller Disclosure Letter sets forth all advisors, managers, vendors, suppliers and other service providers providing materials, supplies, goods, services, equipment or other assets (other than Investment Assets) to the Company or any of its Subsidiaries for which the Company and its Subsidiaries have made payments or incurred liabilities of $100,000 or more during the twelve-month period ending on March 31, 2024, together with the amount of such payments or liabilities for such twelve-month period. Section 2.10 Properties. (a) Title to Assets. Except as set forth in Section 2.10(a) of the Seller Disclosure Letter, the Company and its Subsidiaries have good title to all of their assets (real and personal, tangible and intangible) reflected on its most recent balance sheet contained in the Statutory Statements or thereafter acquired by the Company and its Subsidiaries (collectively, the “Assets”) except for assets sold in the ordinary course of business consistent with past practice, in each case free and clear of any Lien other than Permitted Liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) Owned Real Property. Section 2.10(b) of the Seller Disclosure Letter lists all real property owned by the Company or any of its Subsidiaries (together with all improvements, buildings, structures and fixtures presently or hereafter located thereon or attached or appurtenant thereto, and all easements and other rights and interests appurtenant thereto, the “Owned Real Property”). Section 2.10(b) of the Seller Disclosure Letter also lists the address and owner of Owned Real Property. With respect to each Owned Real Property: (A) the Company or Subsidiary (as the case may be) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Liens, (B) except as set forth in Section 2.10(b) of the Seller Disclosure Letter, the Company or Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and (C) other than the right of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein. (c) Leased Real Property. Section 2.10(c) of the Seller Disclosure Letter lists all real property (i) leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (the “Leased Real Property”) and the leases, subleases, licenses, concessions and other agreements (written or oral), including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company for such real property to which the Company or any of its Subsidiaries is a party (the “Leases”) and sets forth the address, landlord and tenant for each Lease. Except as set forth in Section 2.10(c) of the Seller Disclosure Letter, with respect to each of the Leases: (i) the Company’s or its Subsidiaries’ possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Company’s knowledge, there are no disputes with respect to such Lease; (ii) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iv) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein. Section 2.11 Intellectual Property and Information Technology. (a) The Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (excluding the Ambac Marks) (“Owned Intellectual Property”) is owned by the Company or its Subsidiaries free and clear of all Liens except for Permitted Liens, and the Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of its and their business. Section 2.11(a) of the Seller Disclosure Letter identifies each item of Owned Intellectual Property that is registered, filed, or issued under the authority of any Governmental Authority or domain name registrar as of the date hereof, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing (“Registered IP”), and, for each such item, (i) the jurisdiction in which such item of Registered IP has been registered or filed and (ii) the applicable registration or serial number. All Registered IP is subsisting, and to the Knowledge of Seller, valid and enforceable. Neither Seller nor any of its Affiliates (other than the Company and its Subsidiaries) is the owner or licensee of any material Intellectual Property used in the business of the Company and its Subsidiaries, other than the Ambac Marks and commercially-available third-party software used to provide services under the Transition Services Agreement and proprietary software used to provide services under the Transition Services Agreement that is specifically identified therein, and neither Seller nor any of its Affiliates (other than the Company and its Subsidiaries) uses in its business any Owned Intellectual Property or Intellectual Property licensed to the Company or any of its Subsidiaries. Immediately after the Closing after giving effect to the transactions contemplated hereby, the Company and its Subsidiaries will exclusively possess all right, title, and interest in and to, or have a valid and enforceable right to use, all Intellectual Property used in or necessary for the conduct of its business, free and clear of any Liens other than Permitted Liens. (b) The conduct of the business of the Company or any of its Subsidiaries does not and has not in the past six (6) years infringed or misappropriated the Intellectual Property rights of any Person in any material respect. To the Knowledge of Seller, since December 31, 2020 through the date of this Agreement no Person has infringed or misappropriated, and no Person is currently infringing or misappropriating, the Owned Intellectual Property in any material respect. Since December 31, 2020, no Person has asserted any written claim (i) challenging or questioning the Company’s or any of its Subsidiaries’ right, interest or title in any of the Owned Intellectual Property or (ii) alleging infringement or misappropriation of any Intellectual Property by the Company or any of its Subsidiaries. None of the Owned Intellectual Property is subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute that adversely restricts the use, transfer, registration or licensing of any such Owned Intellectual Property by the Company in any material respect. (c) The Company and each of its Subsidiaries has taken commercially reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of its trade secrets and material confidential information. All material Intellectual Property used or held for use in the business of the Company or its Subsidiaries as of the date of this Agreement developed by past or current employees, consultants, or independent contractors of the Company or any of its Subsidiaries in the scope of their employment or engagement either vested in the Company or one of its Subsidiaries by operation of Law or has been validly assigned to the Company or one of its Subsidiaries under a written agreement and each Person with access in the last three (3) years to material trade secrets or confidential information of the Company or any of its Subsidiaries is bound by reasonable confidentiality obligations and use restrictions. To the Knowledge of Seller, no such employee, consultant or independent contractor is in violation of any such obligation in any material respect. (d) The Company and its Subsidiaries (or their service providers, with respect to IT Systems not controlled by the Company or its Subsidiaries) have implemented and maintained commercially reasonable security measures designed to protect (i) the IT Systems from viruses and similar malware, and (ii) the IT Systems and all Personal Information maintained by the Company and its Subsidiaries from material unauthorized physical or virtual access, use, modification, acquisition, disclosure or other misuse. To the Knowledge of Seller, the IT Systems do not contain any such viruses or similar malware that would reasonably be expected to interfere in any material respect with the ability to conduct the Company’s and its Subsidiaries’ business or present a material risk of unauthorized access, disclosure, use, corruption, destruction or loss of any IT System, software, network, data, or Personal Information or other non-public information. The IT Systems are in good repair and operating condition and are adequate, sufficient, and suitable for the conduct of its business as currently conducted. There has been no material unauthorized access to or use of the IT Systems, nor has there been any downtime or unavailability of such IT Systems that resulted in a material disruption of the business of the Company or any of its Subsidiaries. (e) (i) The Company and its Subsidiaries have implemented commercially reasonable written security, business continuity and disaster recovery plans, (ii) the Company and its Subsidiaries have implemented privacy policies and measures that are reasonably designed to ensure that the operation of the business is in compliance in all material respects with all applicable data security and data privacy Laws, (iii) except as set forth in Section 2.11(e) of the Seller Disclosure Letter, since December 31, 2020, neither the Company and its Subsidiaries, nor the IT Systems of the Company and its Subsidiaries have experienced a data or security breach or have experienced unauthorized access to or disclosure of Personal Information owned or controlled by the Company or any of its Subsidiaries and (iv) except as set forth in Section 2.11(c) of the Seller Disclosure Letter, the Company and its Subsidiaries are in compliance in all material respects with applicable data security and data privacy Laws and industry and self- regulatory standards to which the Company or any of its Subsidiaries is bound or purports to comply with, Company privacy policies, and contractual obligations, in each case relating to data security and privacy, and, to the Knowledge of Seller, are not under investigation with respect to the violation of any such applicable Laws. (f) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any material Governmental Order, complaint, or material agreement with any Governmental Authorities, in each case, arising from a violation in any material respect by the Company or any of its Subsidiaries of any Laws applicable to data security or privacy. Except as set forth in Section 2.11(f) of the Seller Disclosure Letter, neither the Company nor any of its Subsidiaries have given or have been required to give notice to any customer, supplier, payment card issuer, financial institution, Governmental Authority, data subject, or other Person of any actual or alleged data security breaches, incidents, or failures or any material noncompliance pursuant to any applicable Laws or applicable provisions of any contract with respect to Personal Information, data privacy, data security, or consumer protection. Section 2.12 Litigation. Except as set forth in Section 2.12 of the Seller Disclosure Letter and except as related solely to ordinary course Litigation with respect to the Insurance Contracts relating to bankruptcy or similar proceedings for the adjustment of claims or debts involving obligations insured by the Insurance Contracts, (a) there is no, and since December 31, 2020 there has been no, Litigation pending or, to the Knowledge of Seller, threatened by, against or affecting the Company or any of its Subsidiaries or, solely with respect to the business of the Company and its Subsidiaries, Seller or any of its Affiliates, and none of Seller, the Company or any of its Subsidiaries have received any notice from a Governmental Authority alleging, indicating or raising the same and (b) there are no settlement agreements or similar written agreements with any Governmental Authority, except with respect to Insurance Contracts, and no outstanding Governmental Orders issued by any Governmental Authority against or affecting the Company or any of its Subsidiaries. There is no Litigation pending or, to the Knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries which (i) would adversely affect Seller’s performance of its obligations under this Agreement or (ii) would, or would reasonably be expected to, impair, impede or delay the Closing. The statements made by Seller in the email letter described on Section 2.12(b) of the Seller Disclosure Letter are true and correct in all material respects. Section 2.13 Compliance with Laws; Licenses and Permits. (a) Except as set forth in Section 2.13(a) of the Seller Disclosure Letter, the Company and its Subsidiaries is, and since December 31, 2020 has been, in compliance in all material respects with all applicable laws (including common law), acts, codes, statutes, ordinances, rules, or regulations, and Governmental Orders (“Laws”). Except as set forth in Section 2.13(a) of the Seller Disclosure Letter, since December 31, 2020, neither the Company nor any of its Subsidiaries is or has been a party to, or bound by, any material Governmental Order or material agreement with any Governmental Authorities, in each case, applicable to it or its assets, properties or businesses, except for Insurance Contracts insuring the credit risk of Governmental Authorities that were issued by the Company or AUK and any applicable documents entered into in connection with such issuance or administration thereof, in each case, in the ordinary course business. Since December 31, 2020, neither the Company nor its Subsidiaries is or has been required to notify any Governmental Authority of any matter capable of having a serious regulatory impact on the Company or any of its Subsidiaries and, to the Knowledge of Seller, there are no circumstances that would give rise to any obligation to make such a notification. (b) Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, since December 31, 2020, the Company and its Subsidiaries have had and maintained in full force and effect in any relevant jurisdiction all required authorizations, licenses, franchises, permits, certificates, approvals, registrations or other similar authorizations issued or granted by, or registered with, applicable Governmental Authorities and affecting, or relating to, the Assets or the operation of the business of the Company and its Subsidiaries (the “Permits”), except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has been refused, or granted subject to material conditions or requirements, any Permit necessary for the ongoing operation of its business. Section 2.13(b) of the Seller Disclosure Letter sets forth a true, correct and complete list of all Permits. Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, since December 31, 2020, the Permits are and have been valid and in full force and effect, and neither the Company nor any of its Subsidiaries has been or is in default under the Permits, and none of the Permits is suspended. The Company and its Subsidiaries (i) are in material compliance with all of the terms and requirements of each such Permit and (ii) at all times since December 31, 2020 has been in such material compliance. Except as set forth on Section 2.13(b) of the Seller Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time since December 31, 2020 received any written notice or, to the Knowledge of Seller, oral communication from any Governmental Authority regarding any actual or proposed revocation, withdrawal, cancellation, nonrenewal, suspension or termination of, or material modification to, or any actual, alleged, or potential material violation of, or material failure to comply with, any such Permit. (c) Seller has made available to Buyer (i) true, complete and correct copies of all material reports, statements, documents, registrations, filings or submissions (including those as a member of an insurance holding company system) and any supplements or amendments thereto filed since December 31, 2020 by the Company with applicable Governmental Authorities and (ii) true, complete and correct copies of all financial examination and market conduct examination reports of all applicable Governmental Authorities with respect to the Company issued since December 31, 2020. Except as set forth in Section 2.13(c) of the Seller Disclosure Letter, (i) the Company is not, as of the date hereof, subject to any pending financial or market conduct examination by its Insurance Regulator or, to the Knowledge of Seller, threatened investigations by its Insurance Regulator and (ii) since December 31, 2020, all material deficiencies or material violations with respect to the business of the Company in all reports of examinations of the affairs of any company issued by its Insurance Regulator have been resolved to the reasonable satisfaction of such Insurance Regulator that noted such deficiencies or violations. (d) Except as set forth on Section 2.13(d) of the Seller Disclosure Letter, none of the Company, any of its Subsidiaries or Affiliates (including Seller) is a party to any written Contract, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any cease-and-desist or other order or directive by, or a recipient of any extraordinary supervisory letter from, or has adopted any policy, procedure or board or stockholder resolution at the request of, any Governmental Authority that, in each case, restricts materially the business of the Company and its Subsidiaries or relates to its capital adequacy or its credit or risk management policies or management or the Company and its Subsidiaries. Seller has made available to Buyer true, complete and correct copies of all written Contracts, consent decrees, memoranda of understanding, commitment letters, undertakings, cease- and-desist or other orders or directives, extraordinary supervisory letters, policies or procedures required to be set forth on Section 2.13(d) of the Seller Disclosure Letter. (e) Except as set forth on Section 2.13(e) of the Seller Disclosure Letter, each third-party administrator, insurance claims adjuster or managing general agent that managed, adjusted or administered the business for the Company (whether or not Affiliates thereof) at the time such person managed, adjusted or administered the business was duly licensed as required by applicable Laws (for the type of business managed or administered on behalf of the Company), and to the Knowledge of Seller, no such third- party administrator, adjuster or managing general agent has been, or is, in material violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the administration, adjusting or management of insurance business for the Company. (f) Since December 31, 2020, (i) each of the Company and its Subsidiaries have filed all material reports, returns, accounts, data and other information, applications and notices required to be filed with, or otherwise provided to, Governmental Authorities in accordance with the requirements of the Governmental Authorities and (ii) no deficiencies have been asserted by any Governmental Authorities with respect to such filings which have not been cured or otherwise resolved. (g) All fines and levies (if any) imposed on the Company or its Subsidiaries by any Governmental Authority in any jurisdiction have been paid. (h) Except as set forth on Section 2.13(h) of the Seller Disclosure Letter, in respect of AUK: (i) its financial resources and arrangements are sufficient to enable it to meet the Prudential Requirements as of the date of this Agreement and at the Closing Date. Seller is not aware of any matter or event which will, or would reasonably be expected to, cause the financial resources and arrangements of AUK to be insufficient to enable it to meet the Prudential Requirements; (ii) as of the date of this Agreement and since December 31, 2020, each person engaged upon the business of AUK who carries out a controlled function within the meaning of s59(3) of FSMA has been approved by the relevant Governmental Authority pursuant to section 59(1) of FSMA in respect of those controlled functions; (iii) there is no Litigation pending or, to the Knowledge of Seller, threatened that could result in AUK or any associated person (including but not limited to AUK’s directors or employees) thereof becoming subject to any disqualification, censure, limitation, suspension, revocation, penalty or other enforcement or disciplinary outcome of a Governmental Authority (and Seller is not aware of any circumstances likely to give rise to such outcomes); (iv) since December 31, 2020, it has not been officially informed of any outstanding issues with any Governmental Authority concerning the standards of regulatory compliance that have applied or may still apply in the conduct of business, internal organization, financial adequacy, risk management disciplines or other relevant control functions in respect of any business carried on by AUK; (v) as of the date of this Agreement and since December 31, 2020, there has not been any, and there is currently no ongoing (including outstanding and unresolved) (x) instance of major or systemic non-compliance with applicable Laws or (y) customer remediation program; (vi) as of the date of this Agreement and since December 31, 2020, AUK has conducted its business in all material respects in accordance with all applicable Laws and regulations, including without limitation (x) the PRA’s and FCA’s requirements pertaining to outsourcing arrangements and operational resilience and (y) the Prudential Requirements;

(vii) as of the date of this Agreement and since December 31, 2020, AUK does not have, and has not had, any “clients” or “customers” that are “retail clients” or “consumers” (as such terms are defined in the FCA’s Handbook of Rules and Guidance); (viii) AUK is not subject to FCA’s Consumer Duty, including in relation to “closed products” (as such term is defined in the FCA’s Handbook of Rules and Guidance) and ignoring, for these purposes, any transitional provisions that may apply; and (ix) to the Knowledge of Seller, there are no proposed changes to any Law which could have a material impact on the operations of AUK. Section 2.14 Employees, Labor Matters, etc. (a) Section 2.14(a) of the Seller Disclosure Letter sets forth, as of the date hereof, each Business Employee, and for each: (i) name or employee ID; (ii) job title; (iii) primary work location; (iv) hourly wage or base salary (as applicable); (v) target incentive compensation; (vi) exempt or non-exempt status (for U.S. employees); (vii) active or inactive status (and as applicable, type of leave and anticipated return date); (viii) full-time or part-time status; (ix) visa status (as applicable); (x) union or non-union status; (xi) date of hire; (xii) employing entity and (xiii) accrued unused vacation and paid time off. The Business Employees are sufficient in number and skill to allow Buyer to operate the business of the Company and its Subsidiaries in substantially the same manner as the business of the Company and its Subsidiaries was conducted immediately prior to the Closing. All Business Employees primarily provide services to the business of the Company and its Subsidiaries. (b) The Company and its Subsidiaries are not party to or bound by any Labor Agreement, Seller is not party to or bound by any Labor Agreement covering any Business Employees, and no such Labor Agreements are currently being negotiated. No Business Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with Seller, the Company or any of its Subsidiaries. Since December 31, 2020, there have been no labor strikes, lockouts, labor disputes, slowdowns, work stoppages, picketing, hand billing, unfair labor practice charges, material labor union grievances or material labor arbitration proceedings, pending, or to the Knowledge of Seller, threatened against or affecting Seller with respect to any Business Employee or the Company or any of its Subsidiaries and, to the Knowledge of Seller, since December 31, 2020, there have been no union organizing activities involving any Business Employees. Neither Seller, the Company nor any of its Subsidiaries have any legal or contractual requirement to provide notice or information to, bargain with, enter into any consultation procedure with, or obtain consent from, any labor union, works council, labor organization or employee representative representing any Business Employee, or any applicable labor tribunal, in connection with the execution of this Agreement or the transactions contemplated by this Agreement. (c) Seller (with respect to the business of the Company and its Subsidiaries), and the Company and its Subsidiaries are and since December 31, 2020 have been in compliance in all material respects with all applicable Laws respecting labor, employment, and employment practices, including all applicable Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the WARN Act), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, affirmative action and unemployment insurance. (d) Except as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole: (i) Seller (with respect to the business of the Company and its Subsidiaries), the Company and each of its Subsidiaries has fully and timely paid all wages, salaries, overtime, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that have come due and payable to the Business Employees and independent contractors under applicable Laws, Contract or company policy; and (ii) each individual who is providing or within the past three years has provided services to Seller (with respect to the business of the Company and its Subsidiaries), or the Company or any of its Subsidiaries and is or was classified and treated by Seller, the Company or any of their respective Subsidiaries as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes. (e) Seller (with respect to the business of the Company and its Subsidiaries), and the Company and each of its Subsidiaries has reasonably investigated, and, if required by applicable Law, taken corrective action with respect to, all sexual harassment allegations against officers, directors, partners, or supervisory-level Business Employees of which Seller has Knowledge since December 31, 2020. To the Knowledge of Seller, there are no allegations of sexual harassment or discrimination against any Business Employees, that, if known to the public, would bring the business of the Company and its Subsidiaries into material disrepute. (f) To the Knowledge of Seller, no Business Employee or independent contractor of the business of the Company and its Subsidiaries is in violation in any material respect of any term of any nondisclosure agreement, nonsolicitation agreement or, noncompetition agreement that is: (i) owed to the business of the Company and its

Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the business of the Company and its Subsidiaries. (g) Section 2.14(g) of the Seller Disclosure Letter sets forth, by termination date and work location, the name of each employee of the Company or its Subsidiaries (or other employee at any site of employment at which a Business Employee is employed) who will suffer an “employment loss” under the WARN Act within the 90 days up to the Closing Date, and Seller will update such schedule on the Closing Date. Section 2.15 Employee Benefit Plans and Related Matters; ERISA. (a) Section 2.15(a) of the Seller Disclosure Letter sets forth a list of all material Seller Benefit Plans. For the purposes of this Agreement, “Seller Benefit Plan” means (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and (ii) all other employment, consulting or other service, severance pay, change in control, relocation, salary, continuation, bonus, incentive, stock option, retirement, pension, profit sharing, retention or deferred compensation, vacation, paid time off or other fringe benefit and all other benefit or compensation plans, contracts, programs, policies, agreements, funds, or arrangements of any kind, in each case that are sponsored, maintained, contributed to, or required to be contributed to by Seller or any of its Subsidiaries for the benefit of any Business Employee or any current or former employee, director, individual service provider or consultant of the Company or any of its Subsidiaries, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation. Section 2.15(a) of the Seller Disclosure Letter separately designates each Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each Seller Benefit Plan that is (x) maintained, sponsored or contributed to solely by the Company or any of its Subsidiaries or (y) a written agreement with a Business Employee to which the Company or its Subsidiary (but not Seller or any of its other Subsidiaries) is a party, has liability or is obligated. A copy, or summary of material terms, of each of the material Seller Benefit Plans, as in effect on the date of this Agreement, has been provided to Buyer. (b) Except as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole: (i) each Seller Benefit Plan complies, and has been established, maintained, funded and administered, in form and operation, in compliance with its terms and all requirements of applicable Law (including ERISA and the Code for Seller Benefit Plans in the U.S.), and (ii) no Litigation or governmental administrative proceeding, audit, dispute or other proceeding or claim (other than routine claims for benefits) is pending or, to the Knowledge of Seller, threatened with respect to any Seller Benefit Plan or any fiduciary or service provider thereof, and, to the Knowledge of Seller, there is no reasonable basis for any such Litigation, proceeding, audit, dispute or other proceeding or claim.

(c) Each Seller Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the Knowledge of Seller, no event or omission has occurred that would adversely affect any Seller Benefit Plan’s qualified status. No Seller Benefit Plan (with respect to a Business Employee) or Company Benefit Plan is, and neither the Company nor any Person that is or at any relevant time would be considered a single employer with the Company or any of its Subsidiaries under Section 414 of the Code or Section 4001(b) of ERISA (an “ERISA Affiliate”) has, within the six (6) years preceding the date of this Agreement, sponsored, maintained, contributed to, or been required to contribute to or otherwise has any current or contingent liability or obligation under or with respect to, any (i) “defined benefit plan” as defined in Section 3(35) of ERISA or any other employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, (ii) a multiemployer plan (as defined in Section 3(37) of ERISA), (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or (v) “multiple employer plan” within the meaning of Section 210 of ERISA or Section 413(c) of the Code. Neither of Seller, the Company or any ERISA Affiliate has, within the six (6) years preceding the date of this Agreement, incurred any liability under Title IV of ERISA that has not been paid in full. (d) None of the Seller Benefit Plans provides to any current or former Business Employee or his/her beneficiary, and neither the Company nor any of its Subsidiaries has any obligation or liability to provide to any Person, retiree or post- employment health or welfare benefits, other than as required by Part 6 of Subtitle B of Title I of ERISA, similar state Law for which the covered Person pays the full premium cost of coverage or under an employment, severance or other agreement listed on Section 2.15(d) of the Seller Disclosure Letter pursuant to which the Company pays or subsidizes such premium cost. (e) Neither the Company nor any of its respective Subsidiaries has incurred (whether or not assessed) any material Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There has been no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan or, to the extent material liability to the Company or any of its Subsidiaries would result, any Seller Benefit Plan. With respect to each Company Benefit Plan and, with respect to Business Employees, each Seller Benefit Plan, all contributions, reimbursements and premium and benefit payments that have become due have been timely paid or, to the extent not yet due, have been properly accrued in accordance with GAAP. (f) Without limiting the generality of the foregoing, with respect to the Seller Benefit Plans that are subject to the Laws of a jurisdiction other than the United States (a

“Non-U.S. Benefit Plan”): (i) each Non-U.S. Benefit Plan that is intended, to the extent allowable under applicable Law, to obtain tax exemption on contributions, benefits and/or invested assets under applicable Law meets the requirements for such tax exemption under applicable Law, (ii) to the Knowledge of Seller, there are no examinations or pending cancellations of the tax exemption of any Non-U.S. Benefit Plan, (iii) no Non-U.S. Benefit Plan is a defined benefit pension plan, and (iv) no Non- U.S. Benefit Plan has any unfunded liabilities, nor are such unfunded liabilities reasonably expected to arise in connection with the transactions contemplated by this Agreement, except, for clauses (i), (ii) and (iv) of this Section 2.15(f), as would not reasonably be expected, individually or in the aggregate, to result in material liability for the business of the Company and its Subsidiaries taken as a whole. (g) Except as set forth in Section 2.15(g) of the Seller Disclosure Letter or as required by Section 4.6, the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any new compensation or benefit or an increase in the amount of compensation or benefits, or the acceleration of the vesting, funding or timing of payment of any compensation or benefits payable to or in respect of any Business Employee or other current or former employee or other service provider of the Company or any of its Subsidiaries, (ii) result in any liability of the Company and its Subsidiaries that is not assumed, incurred or paid for by Seller or another of its Subsidiaries for any compensation or benefits to any current or former Business Employee or other current or former employee or other service provider of the Company or any of its Subsidiaries or (iii) restrict the ability of the Company to merge, amend or terminate any Company Benefit Plan, (iv) require a contribution by the Company or any of its Subsidiaries to any Company Benefit Plan, (v) result in the forgiveness of any employee or service provider loan or (vi) result in any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No Business Employee or employee or other service provider of the Company or any of its Subsidiaries is entitled to receive any gross-up, make-whole or additional payment by reason of any Taxes under Section 4999 or 409A of the Code imposed on such Business Employee. (h) Each Seller Benefit Plan and Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code and in which a Business Employee or, except as would not result in any liability to the Company or any of its Subsidiaries, other current or former employee or other service provider of the Company or any of its Subsidiaries participates has, in respect of such Business Employees, or other service providers, been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or would reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.

No amounts paid or payable by Seller or any of its Subsidiaries to any Business Employee or employee or other service provider of the Company or any of its Subsidiaries are subject to any Tax or penalty imposed under Section 457A of the Code. Section 2.16 Environmental Matters. The Company and its Subsidiaries (a) are, and since December 31, 2020 have been, in compliance in all material respects with all Environmental Laws, which has included the possession of and compliance with all Permits required pursuant to Environmental Laws, and (b) are not and have not been subject to any Litigation, and have not received any Governmental Orders or other notices, regarding any actual or alleged violation of or liability under Environmental Laws. There has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Materials so as to give rise to liability under Environmental Laws for the Company or any of its Subsidiaries. The Company and its Subsidiaries have made available to Buyer all environmental, health or safety audits, assessments, reports and other material documents relating to their current or former properties, facilities or operations that are in their or Seller’s possession or control. Section 2.17 Tax Matters. (a) Filing and Payment. All income and other material Tax Returns required to be filed by, on behalf of or with respect to the Company or any of its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and are true, complete and correct in all material respects. All income and other material Taxes required to be paid by the Company or any of its Subsidiaries (whether or not shown to be payable on any Tax Returns) have been duly and timely paid. All material Taxes required to be withheld by the Company and any of its Subsidiaries have been duly and timely withheld, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose. The Company and its Subsidiaries have collected all material sales, use, value-added or similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority, or has been furnished properly completed exemption certificates. (b) Procedure and Compliance. (i) No agreement, election or other arrangement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to the Company or any of its Subsidiaries has been filed or entered into with any Governmental Authority; (ii) no Taxes with respect to the Company or any of its Subsidiaries are under audit, examination or judicial proceedings by any Governmental Authority (and there is no such audit, examination or judicial proceeding that is proposed or threatened); and (iii) no Governmental Authority has asserted in writing any adjustment deficiency or any underpayment with respect to Taxes against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn.

(c) Unpaid Taxes. The unpaid Taxes of the Company and its Subsidiaries for Pre-Closing Tax Periods (other than any such Taxes which are incurred on the Closing Date but after the Closing and not in the ordinary course of business), being Taxes not yet due and payable, will not exceed the reserve for Tax liability (not to include any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the latest GAAP Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns, adjusted for changes in ordinary course operating results. (d) Closing Agreements and Consolidation. Neither the Company nor any of its Subsidiaries (i) has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state or local Law) or is otherwise subject to any of the foregoing, other than the closing agreement between Seller and its subsidiaries and the IRS dated April 30, 2013 (the “Closing Agreement”), (ii) is or has been a member of any affiliated, consolidated, combined or unitary group (other than any group of which Seller is the common parent) for purposes of filing Tax Returns on net income or (iii) has any liability for the Taxes of any Person (other than another member of a group of which Seller is the common parent) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contractual obligation (other than pursuant to customary Tax sharing or allocation provisions contained in contractual obligations not primarily related to Taxes). Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax Sharing Agreement providing for the allocation of Taxes, other than the Tax Sharing Agreement dated March 14, 2012, as amended, between Seller and the Company. (e) Tax Liens. There are no Tax liens on the assets of the Company or any of its Subsidiaries (other than Permitted Liens). (f) Certain Events. Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355 of the Code in the two years prior to the date of this Agreement. None of the Company and its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (g) Certain Items of Income. Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income in a taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in, or use of an improper, method of accounting prior to the Closing Date for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring, or any excess loss account existing, on or prior to the Closing Date, in each case as described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date outside of the ordinary course of business consistent with past practice or (v) prepaid amount received outside of the ordinary course of business consistent with past practice on or prior to the Closing Date. Neither the Company nor any of its Subsidiaries will be required to pay any Tax for any taxable period (or portion thereof) beginning after the Closing Date under Section 965 of the Code. (h) Tax Classification. The Company is, and at all times since its formation has been, properly treated as a C corporation for U.S. federal and all applicable state and local income Tax purposes. (i) USRPHC. The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (j) Insurance Company Status. The Company has been an “insurance company” within the meaning of Section 831 of the Code that is subject to such section of the Code since the time of its formation. AUK has been a “qualifying insurance company” within the meaning of Section 953(e)(3) of the Code since the time of its formation. Section 2.18 Insurance. All current property and liability insurance policies covering the Company, its Subsidiaries or the Assets are in full force and effect (and all premiums due and payable thereon have been paid in full on a timely basis), and no written notice of cancellation, termination or revocation or other written notice that any such insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations thereunder has been received by Seller, the Company or its Subsidiaries. For the avoidance of doubt, this Section 2.18 does not address reinsurance agreements. Section 2.19 Finders’ Fees. Except for Moelis & Company LLC (“Moelis”), whose fees and expenses will be paid by Seller or an Affiliate of Seller (other than the Company or any of its Subsidiaries), there is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Seller or the Company or any of its Subsidiaries who is entitled to any fee or commission from Buyer or any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) upon consummation of the transactions contemplated hereby. Section 2.20 Transactions with Affiliates. Section 2.20 of the Seller Disclosure Letter lists, as of the date hereof, all written agreements, contracts, arrangements and other commitments solely among the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand (the “Intercompany Agreements”). Section 2.21 Reinsurance and Retrocession. Section 2.21 of the Seller Disclosure Letter sets forth each reinsurance or retrocession treaty or agreement, memorandum, slip, binder, cover note or other similar arrangement to which the Company or any Subsidiary is a party and any assumption reinsurance agreement or novation agreement with respect to an Insurance Contract (except for non-terminated Reinsurance Agreements without underlying outstanding policies), including any ancillary agreements related to any such arrangement (“Reinsurance Agreements”), in each case, pursuant to which gross reserves ceded under such agreement exceed $1,000,000 (“Material Reinsurance Agreements”). Each Reinsurance Agreement is a valid and binding agreement of the Company (subject to the Enforceability Exceptions) or such Subsidiary and is in full force and effect. Seller has made available to Buyer true, correct and complete copies of all Reinsurance Agreements. None of the Company, any such Subsidiary or, to the Knowledge of Seller, any other party thereto is in default or breach in any respect under (or is alleged to be in default or breach in any respect under) the terms of, or has provided or received any written notice of termination of, any such Reinsurance Agreement, and, to the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder, except, in each case, as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries. As of the date, there is no dispute under any Reinsurance Agreement that would reasonably be expected, individually or in the aggregate, to be material to the Company or any of its Subsidiaries. No Insurance Company has received any written notice prior to the date hereof from a third-party reinsurer under any Reinsurance Agreement of such reinsurer’s intention to raise premiums rates paid by such Insurance Company thereunder, nor, to the Knowledge of Seller, has any third-party reinsurer threatened in writing prior to the date hereof to raise such rates. Section 2.22 Reserves. The insurance policy reserves recorded in the Statutory Statements, as of the dates of such Statutory Statements (i) were determined in all material respects in accordance with Statement of Statutory Principles No. 60 “Financial Guarantee Insurance”, as in effect on the applicable dates of such Statutory Statements, applied on a consistent basis for the periods presented, (ii) complied in all material respects with the requirements of applicable Laws and (iii) were computed in all material respects on the basis of assumptions consistent with those used in computing the corresponding items in the Statutory Statements. Section 2.23 Actuarial Reports. Seller has delivered to Buyer a true, complete and correct copy of the Actuarial Report with respect to the Company. As of the date hereof, KPMG has not issued to Seller, the Insurance Companies or any of their Affiliates any new report or errata with respect to the Actuarial Report, nor has it notified Seller, the Insurance Companies or any of their Affiliates in writing that the Actuarial Report is inaccurate in any material respect. The factual information and data relating to the Insurance Companies’ business that was furnished by Seller, the Insurance Companies and their Affiliates to KPMG expressly in connection with the preparation of the Actuarial Report (i) was obtained from the applicable books and records of the Companies, (ii) was generated from the same underlying sources and systems that were utilized by Seller, the Insurance Companies or their applicable Affiliates to prepare the Statutory Statements and (iii) was accurate in all material respects as of the date so provided, subject in each case to any limitations and qualifications contained therein. The Actuarial Report was based on an inventory of policies in force for the applicable Insurance Company that was accurate, in all material respects, at the relevant time of preparation. For the avoidance of doubt, Seller does not guarantee the projected results included in the Actuarial Report and, except as expressly provided in this Article 2, makes no representation or warranty with respect to any estimates, projections, predictions, forecasts or assumptions in the Actuarial Report or the assumptions on the basis of which such information was, or data were, prepared. Section 2.24 Insurance Contracts. (a) Except as set forth in Section 2.24(a) of the Seller Disclosure Letter, all insurance policies currently issued by the Insurance Companies Subsidiaries that are currently in force, to the extent required under applicable Laws, are on forms and use rates approved where required by the applicable Governmental Authorities or have been filed where required and not objected to (or such objection has been withdrawn or resolved) by such Governmental Authorities within the period provided for objection, subject to such exceptions that would not be reasonably expected, individually or in the aggregate, to be materially adverse to the Company or its Subsidiaries, taken as a whole. (b) Except as set forth in Section 2.24(b) of the Seller Disclosure Letter and other than part of the risk mitigation and remediation efforts described and identified in such section of the Seller Disclosure Letter, Insured Cash Flow Securities and any commutation or novation of ceded reinsurance, none of the Insurance Companies has issued, assumed, written, underwritten or entered into any new insurance policies, surety bonds, financial guarantees or similar instruments. Section 2.25 Investment Assets. (a) Seller has made available to Buyer a true, complete and correct list of all Investment Assets owned by the Insurance Companies as of May 27, 2024. All Investment Assets that are owned by the Insurance Companies as of the date hereof, and all Investment Assets that will be owned by the Insurance Companies as of the Closing are permissible investments and comply in all material respects with all applicable Laws governing the admittance of assets for insurance companies. The Insurance Companies, or a trustee acting on its behalf, as the case may be, has valid title to all such Investment Assets and all Investment Assets acquired since that date, free and clear of any Liens other than Permitted Liens and any transfer restriction in respect of any of the Investment Assets pursuant to the applicable governing agreements for such Investment Assets. As of the date hereof, none of the Company or its Subsidiaries has received written notice that the obligor under any of the Investment Assets is in default (or written notice of any events which, with notice or lapse of time or both, would constitute a default) of any payment on any of the bonds, notes, mortgages, debentures and other evidence of indebtedness with respect to the Investment Assets, or any payment of principal, distributions, interest, dividends or other material payment or performance obligation thereunder, in each case, in any material respect. As of the Closing, none of the Company, its Subsidiaries or any other Person on behalf of the Company or its Subsidiaries will have taken, or will have omitted to take, any action which would cause any of the Investment Assets owned by the Company and its Subsidiaries as of the Closing to be subject to any valid offset, defense or counterclaims against the right of such entity to enforce the terms of such assets, in each case, in any material respect. (b) Seller has made available to Buyer true, complete and correct copies of the material investment guidelines and policies and the hedging guidelines of the Company and its Subsidiaries as of the date hereof (the “Investment Guidelines”). The material investment guidelines and policies and the hedging guidelines of the Company and its Subsidiaries have been reviewed and approved by the Insurance Regulator to the extent required under applicable Law. All of the Investment Assets of the Company and its Subsidiaries as of the date hereof comply in all material respects with applicable Law and such guidelines. All of the Investment Assets of the Company and its Subsidiaries as of the Closing will comply in all material respects with applicable Law and such guidelines as may be amended in accordance with Section 4.11, as applicable. (c) Except as set forth in Section 2.25(c) of the Seller Disclosure Letter, (i) neither the Company nor any of its Subsidiaries has any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement), in respect of any of the Investment Assets, and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets. Section 2.26 Sufficiency of Assets. The assets, rights and properties of the Company and its Subsidiaries, together with the assets, rights, properties and services performed or made available to the Company or Buyer pursuant to the Ancillary Agreements (and the assets used to provide such services), as applicable, will, in the aggregate, as of the Closing, comprise assets, rights, properties and services that are sufficient to permit the Company, its Subsidiaries and Buyer to operate the business of the Company and its Subsidiaries immediately following the Closing Date in substantially the same manner as such business is being operated as of the date hereof by the Company and its Subsidiaries. This Section 2.26 does not address employee matters, Permits, or any matters relating to the capital required to be held by Buyer or any of its Affiliates (including the Insurance Companies) from and after the Closing. Section 2.27 Shared Contracts. Section 2.27 of the Seller Disclosure Letter sets forth each Shared Contract. Each Shared Contract is a valid and binding agreement of Seller or its Affiliates (subject to the Enforceability Exceptions) and is in full force and effect, and none of Seller or its Affiliates party thereto or, to the Knowledge of Seller, any other party thereto is in default or breach in any material respect under (or is alleged to be in default or breach in any material respect under) the terms of, or has provided or received any written or, to the Knowledge of Seller, any oral notice of termination, cancellation or acceleration of, any such Shared Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder. Prior to the date hereof, Seller has provided or made available a true, complete and correct copy of each Shared Contract to Buyer. Section 2.28 International Trade & Anti-Corruption. (a) Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of Seller, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries, (a) is currently, or has been in the last five (5) years: (i) a Sanctioned Person; (ii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of Sanctions or U.S. anti-boycott Laws (collectively, “Trade Controls”); or (b) has at any time (i) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Authority or any other Person in violation of Anti-Corruption Laws; or (ii) otherwise been in violation of any Anti-Corruption Laws. (b) Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws. (c) Neither the Company nor any of its Subsidiaries engage in the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof. Section 2.29 Solvency. Assuming that (x) the representations and warranties in Article 3 are true and correct in all respects and (y) the satisfaction of the conditions set forth in Article 6, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, Seller and its Subsidiaries will be Solvent. For purposes of this Section 2.29, “Solvent” means, with respect to any Person, that: (a) the fair saleable value (determined on a going concern basis) of the assets of such Person shall be greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP or SAP, as applicable, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) such Person shall be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) such Person shall have adequate capital to carry on its businesses and all businesses in which it is about to engage. Section 2.30 Opinion of Financial Advisor. The Seller Board has received the opinion of Moelis to the effect that, as of the date set forth therein and subject to the various qualifications, assumptions, matters and limitations set forth therein, the Purchase Price is fair, from a financial point of view, to Seller. Seller will furnish a correct and complete copy of such opinion for informational purposes only promptly after the execution of this Agreement. Section 2.31 No Other Representations and Warranties; Schedules. None of Seller, any of its Affiliates or any of their respective Representatives, makes or has made any express or implied representation or warranty on behalf of Seller other than those expressly set forth in this Article 2 and those in the Ancillary Agreements. ARTICLE 3 Representations and Warranties of Buyer Except as set forth in the Buyer Disclosure Letter, Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows: Section 3.1 Corporate Status. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing (where such concept is recognized) in all jurisdictions in which it is required to be so qualified or in good standing, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material effect on Buyer. Section 3.2 Corporate and Governmental Authorization. (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance of Buyer’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Buyer. Buyer has duly executed and delivered this Agreement and the Ancillary Agreements that are required to be executed and delivered by Seller on the date hereof and on the Closing Date will have duly executed and delivered the Ancillary Agreements that are required to be executed and delivered by Seller on the Closing Date by this Agreement. This Agreement constitutes, and each such Ancillary Agreement when so executed and delivered by Buyer will constitute (assuming due execution by each other party thereto), the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. (b) Except as set forth in Section 3.2(b) of the Buyer Disclosure Letter or as may result from any facts or circumstances solely relating to Seller or its Affiliates (as opposed to any other third party), the execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer, and the consummation of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any Governmental Authority other than any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Buyer to consummate the transactions contemplated hereby or thereby. Section 3.3 Non-Contravention. Provided that all consents, approvals, authorizations and other actions described in Section 3.2 have been obtained or taken, except as may result from any facts or circumstances solely relating to Seller or its Affiliates (as opposed to any other third party), the execution and delivery of this Agreement and the Ancillary Agreements by Buyer, and the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or result in any violation or breach of any provision of any of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 3.2(b), conflict with or result in any violation or breach of any provision of any applicable Laws or (c) require any consent or other action by any Person under any provision of any material agreement or other instrument to which Buyer is a party, except, in the case of clauses (a), (b) or (c), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of Buyer to perform its obligations hereunder or thereunder or to materially impair the consummation of the transactions contemplated hereby or thereby. Section 3.4 Availability and Source of Funds. (a) As of the date hereof, the Equity Commitment Letter is in full force and effect and has not been withdrawn or terminated or amended or otherwise modified in any respect. As of the date hereof, Buyer is not in breach of or default under any of the terms and conditions applicable to Buyer set forth in the Equity Commitment Letter and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a breach or default by Buyer or failure to satisfy a condition precedent by Buyer set forth in the Equity Commitment Letter, nor, to the Knowledge of Buyer, any other party thereto. The Equity Commitment Letter has been duly and validly executed and delivered by Buyer and, to the Knowledge of Buyer, each other party thereto, and constitutes a valid, legal and binding obligation of Buyer, the Sponsor and, to the Knowledge of Buyer, each other party thereto, enforceable against each such party in accordance with its terms except as such enforcement may be limited by the Enforceability Exceptions and except insofar as the availability of equitable remedies may otherwise be limited by applicable Law. The execution and delivery of the Equity Commitment Letter and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Buyer and, to the Knowledge of Buyer, each other party thereto. No other proceedings on the part of Buyer to the Equity Commitment Letter or, to the Knowledge of Buyer as to Sponsor, the general partner, managing member, or equity holders of Sponsor, are necessary to authorize the Equity Commitment Letter. Concurrently with the execution and delivery of this Agreement, Buyer has delivered to Seller a true, correct and complete copy of the Equity Commitment Letter. (b) Subject to the satisfaction of the conditions set forth in Section 6.2, Buyer will be able to satisfy on a timely basis (and, in any event, not later than the Closing Date) the conditions to Closing required to be satisfied by Buyer under the Equity Commitment Letter, and the aggregate proceeds of the Equity Financing will be sufficient to consummate the Closing upon the terms contemplated by this Agreement, including the payment of the Purchase Price. (c) Other than the Equity Commitment Letter, there are no side letters, contracts, agreements or other arrangements relating to the Equity Financing between Buyer or any of its Affiliates, on the one hand, and any of Sponsor or any of its Affiliates, on the other hand, that could affect the availability or funding of the full amount of the Equity Financing at Closing. Buyer has fully paid any and all commitment fees and other fees required by the Equity Commitment Letter to be paid as of the date hereof.

Section 3.5 Purchase for Investment. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment. Buyer acknowledges that the Shares have not been registered under the Securities Act or any state securities Laws, and agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act, and without compliance with foreign securities Laws, in each case, to the extent applicable. Section 3.6 Litigation. As of the date hereof, there is no Litigation pending against, or, to the Knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement. Section 3.7 Finders’ Fees. There is no investment banker, broker, finder or other intermediary retained by or authorized to act on behalf of Buyer who is entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement. Section 3.8 Solvency. Assuming that (x) each of the Company and its Subsidiaries is solvent as of immediately prior to the Closing, (y) the representations and warranties in Article 2 are true, complete and correct in all respects and (z) the satisfaction of the conditions set forth in Article 6, immediately after giving effect to the consummation of the transactions contemplated by this Agreement, Buyer and its Subsidiaries will be Solvent. For purposes of this Section 3.8, “Solvent” means, with respect to any Person, that: (a) the fair saleable value (determined on a going concern basis) of the assets of such Person shall be greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP or SAP, as applicable, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) such Person shall be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) such Person shall have adequate capital to carry on its businesses and all businesses in which it is about to engage.

Section 3.9 Information Supplied. The information supplied in writing by Buyer for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the stockholders of Seller and at the time of any meeting of Seller’s stockholders to be held in connection with this Agreement, including the Seller Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Section 3.10 No Additional Representations; Inspection. (a) Notwithstanding anything contained in Article 2 or any other provision of this Agreement or the Seller Disclosure Letter, Buyer acknowledges and agrees that none of Seller or any of its Affiliates is making or has made, and Buyer has not relied on, any representation or warranty whatsoever, express or implied, including any implied warranty of merchantability or suitability, as to any member of the Company, its Subsidiaries or the Assets, other than the representations and warranties expressly set forth in Article 2 or those set forth in the Ancillary Agreements, and that the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets are being sold “as is” and “where is”. In addition, Buyer acknowledges and agrees that any cost estimates, projections and predictions contained or referred to in the materials that have been provided or made available to Buyer by or on behalf of Seller are not and shall not be deemed to be representations or warranties of Seller or any of its Affiliates (other than with respect to any facts underlying such cost estimates, projections or predictions that are explicitly the subject of any Seller representations and warranties in Article 2 or any Ancillary Agreement). (b) Buyer acknowledges and agrees that it (i) has made its own inquiry and investigations into and, based thereon, has formed an independent judgment concerning the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets, (ii) has been provided with adequate access to such information, documents and other materials relating to the Company, its Subsidiaries, the business of the Company and its Subsidiaries and the Assets as it has deemed necessary to enable it to form such independent judgment, (iii) has had such time as Buyer deems necessary and appropriate to review and analyze such information, documents and other materials and (iv) has been provided an opportunity to ask questions of Seller with respect to such information, documents and other materials and has received satisfactory answers to such questions. Buyer further acknowledges and agrees that none of Seller or any of its Affiliates has made any representations or warranties, express or implied, as to the accuracy or completeness of such information, documents and other materials other than the representations and warranties contained in this Agreement and the Ancillary Agreements.

ARTICLE 4 Certain Covenants Section 4.1 Conduct of the Business. Except (x) as required by applicable Law or as otherwise expressly permitted or contemplated by this Agreement or the Ancillary Agreements, (y) as set forth in Section 4.1 of the Seller Disclosure Letter or (z) otherwise requested or consented to in writing by Buyer, Seller shall cause the Company and its Subsidiaries to conduct their businesses only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to (A) preserve intact their business organization, assets and properties, (B) maintain existing relationships with, and the goodwill of, commercial counterparties, Governmental Authorities, employees and all other Persons having material relationships with the Company and its Subsidiaries and (C) maintain all Owned Real Property and Leased Real Property in substantially the same condition as of the date hereof, ordinary wear and tear expected. Except (x) as required by applicable Law or as otherwise expressly permitted or contemplated by this Agreement or the Ancillary Agreements, (y) as set forth in Section 4.1 of the Seller Disclosure Letter or (z) otherwise requested or consented to in writing by Buyer, which consent, with respect to clauses (b)(iii), (b)(iv), (f), (h), (i), (k), (l), (m), (n), (o)(ii), (r), (w) or, to the extent relating to any of the foregoing subsections, (z) below, shall not be unreasonably conditioned, withheld or delayed, Seller shall not (with respect to the Company and its Subsidiaries only), and shall cause the Company and its Subsidiaries not to: (a) amend or modify its Organizational Documents or take or authorize any action to wind up its affairs or dissolve; (b) (i) establish, adopt, amend, modify or terminate any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement that would (if it were in effect on the date hereof) constitute a Company Benefit Plan, or, if such action would increase the liability of the Company and its Subsidiaries following March 31, 2024 or adversely affect the Business Employees in a manner that is disproportionate compared to the other employees of Seller and its Subsidiaries, establish, adopt, amend, modify or terminate any Seller Benefit Plan, (ii) take any action to grant any new, or materially increase any existing, or accelerate the funding, payment or vesting of any compensation or benefits provided to any Business Employees, or any other current or former employees or other service providers of the Company or any of its Subsidiaries (or any of their respective dependents or beneficiaries), other than, in each case, to the extent required under the existing terms of any Seller Benefit Plan or by applicable Law, (iii) hire, promote or engage, or otherwise enter into any employment or consulting agreement with any Business Employee, or (iv) terminate any Business Employee, other than for cause or in the ordinary course of business consistent with past practice with respect to any such person whose annualized cash compensation opportunities did not exceed $350,000; (c) issue, sell or grant options, warrants or rights to purchase or subscribe to, enter into any arrangement or contract with respect to the issuance or sale of, or redeem or repurchase any Company Securities or any Subsidiary Securities or make any changes (by combination, reorganization or otherwise) in the capital structure of the Company or any of its Subsidiaries; (d) sell, assign, transfer, pledge or encumber, or grant any Lien (other than a Permitted Lien or an immaterial Lien granted in the ordinary course of business consistent with past practice that does not affect the use or value of the applicable asset) on, any of its assets, whether tangible or intangible, except (i) in the ordinary course of business consistent with past practice or (ii) Investment Assets (which are subject to clause (m) of this Section 4.1); (e) merge or consolidate with any other Person; (f) modify or amend in any material respect or recapture or terminate any of the Material Contracts, Intercompany Agreements (except in accordance with Section 4.9(a)(ii)) or Material Reinsurance Agreements or enter into any Contract which would, if entered into prior to the date hereof, have been a Material Contract, Intercompany Agreement or Material Reinsurance Agreement; (g) issue any note, bond or other debt security, or create, incur or guaranty any new Indebtedness, other than trade accounts payable and short-term working capital financing, in each case, incurred in the ordinary course of business consistent with past practice; (h) make any capital expenditure in excess of $250,000 or commitments for capital expenditures in excess of $250,000; (i) (A) forgive, cancel or compromise any material debt or claim, or waive or release any right of material value, (B) repurchase any surplus or other notes, preferred securities or other securities issued by the Company or any of its Subsidiaries, or enter into any agreements, arrangements or understandings with any of the holders thereof or (C) initiate or participate in any negotiations or discussions with any third party or any Governmental Authority regarding the foregoing; (j) fail to pay or satisfy when due any material liability of the Company or any of its Subsidiaries (other than any such liability that is being contested in good faith); (k) make any material change in the reserving, actuarial or financial accounting policies, practices or principles of the Company or any of its Subsidiaries, as applicable, in effect on the date hereof (including with respect to the allocation of shared costs and expenses of Seller and its Subsidiaries or liabilities under any Intercompany Agreements), other than any change required by applicable Law, GAAP or SAP (or the interpretation thereof); (l) (i) make any material change in the risk management or reinsurance policies, practices or principles of the Company or any of its Subsidiaries, as applicable, in effect on the date hereof or (ii) enter into or consummate any Insured Cash Flow Securities or other liability defeasance transactions; (m) (i) acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines or the Interim Asset Allocation Guidelines or (ii) amend, modify or otherwise change the Investment Guidelines, the Interim Asset Allocation Guidelines or asset-liability management or strategic asset allocation policies or procedures with respect to the Investment Assets in any material respect; (n) transfer, assign, lease, sell, license, sublicense, covenant not to assert, abandon, let lapse, let expire (other than expiration of Intellectual Property rights in accordance with its maximum statutory term) or otherwise dispose of any material Intellectual Property, except for non-exclusive licenses granted to customers in the ordinary course of business; (o) settle or compromise (i) any Specified Matter (except for a settlement or compromise that involves solely monetary damages in an amount (A) that is less than the amount specified in Section 4.1(o)(A) of the Seller Disclosure Letter with respect to the First Specified Matter and (B) that is less than the amount specified on Section 4.1(o)(B) of the Seller Disclosure Letter with respect to the Second Specified Matter) or (ii) other Litigation (other than Litigation relating to claims under the Insurance Contracts arising in the ordinary course of business consistent with past practice), other than any settlement or compromise of any Litigation that involves solely monetary damages for an amount equal to or less than the amount reserved against such Litigation in the most recent Statutory Statement prior to the date of this Agreement; (p) implement any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that would require notice under the WARN Act; (q) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any Business Employee or any current or former employee or independent contractor of the business of the Company and its Subsidiaries; (r) pay or incur more than $5,500,000 in the aggregate in operating expenses (including fees and expenses of legal, financial and other advisors) in any given calendar month, excluding all reasonable, documented and justified expenses incurred in connection with Litigation affecting the Company or any of its Subsidiaries; (s) pay or grant any third-party consultant, advisor or corporate service provider any bonuses, success fees or other discretionary amounts excluding, for the avoidance of doubt, any non-discretionary amounts required to be paid by any of the Company or its Subsidiaries under existing agreements in effect as of March 31, 2024; (t) declare, set aside, make or pay any dividend or other distribution payable in stock or property with respect to its capital stock or other equity interests therein; (u) sell, securitize, factor or otherwise transfer any accounts receivable; (v) make any loans or advances to any of its directors, members, managers, officers, employees, customers, suppliers or Affiliates or enter into any transaction for the benefit of any such Person; (w) make, change or revoke any material Tax election, change or adopt any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any material Tax Returns or file any claims for material Tax refunds, enter into any closing agreement, settle any material Tax claim, audit or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than any automatic extension of the due date of a Tax Return) or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; (x) market, issue, underwrite or sell any Insurance Contracts; (y) consummate any transaction such that the aggregate amount of Company Payments would reasonably be expected to be in excess of $3,000,000 as of the Closing; or (z) authorize, enter into, agree or commit to do any of the foregoing. Section 4.2 Access to Information; Confidentiality; Books and Records. (a) From the date hereof until the Closing, Seller shall (i) give Buyer, its counsel, financial advisors, auditors and other authorized Representatives reasonable access to the offices, properties, books and records (including business, financial, legal, tax, compensation and other data and information) of the Company and its Subsidiaries, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized Representatives such financial and operating data and other information relating to the Company and its Subsidiaries as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of Seller and Seller’s Affiliates to cooperate with Buyer, in each case solely in connection with Buyer’s preparation to integrate the Company and its Subsidiaries into Buyer’s organization following the Closing or as necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. (b) From and after the Closing, Buyer shall, and shall cause its controlled Affiliates (including the Company and its Subsidiaries) to, preserve, in accordance with and until such date as may be required by Buyer’s, or its applicable controlled Affiliates’ standard document retention policies (but for not less than six (6) years from the Closing Date or such later date as may be required by applicable Law), all pre-Closing Date books and records of the Company and its Subsidiaries possessed or controlled by such Person. During such period, Seller, on the one hand, and Buyer, on the other hand, shall promptly afford the other party and its respective agents reasonable access to their respective books and records, information (financial or otherwise), employees and auditors to the extent necessary or useful for the party requesting such access in connection with any audit, investigation, dispute or Litigation, provided, that the party requesting such access agrees to reimburse the other party promptly for all reasonable and documented out-of-pocket costs and expenses incurred in connection with any such request. (c) Anything to the contrary in Section 4.2(a) or (b) notwithstanding, (i) access rights pursuant to Section 4.2(a) or (b) shall be exercised in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries or any other business of the party granting such access, (ii) the party granting access may withhold any document (or portions thereof) or information (A) that is subject to the terms of a non-disclosure agreement with a third party, (B) that constitutes, on the written advice of counsel, privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by such party’s counsel, constitutes a waiver of any such privilege or (C) if the provision of access to such document (or portion thereof) or information, as determined by such party’s counsel, would reasonably be expected to conflict with applicable Laws or Governmental Orders and (iii) neither Seller nor any of its Affiliates or Representatives shall have any obligation to provide Buyer or its Representatives (A) access to any Tax Return filed by Seller or any of its Affiliates, or any related materials, in each case not relating exclusively to the Company and its Subsidiaries, (B) access to any individual personnel or payroll records, in each case not relating exclusively to the Company and its Subsidiaries or (C) access to books and records and information, in each case not relating exclusively to the Company and its Subsidiaries. (d) All information provided to Buyer pursuant to this Section 4.2 prior to the Closing shall be held by Buyer as Confidential Material (as defined in the Confidentiality Agreement, dated as of December 22, 2023, between Seller and Buyer (the “Confidentiality Agreement”)) and shall be subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate. From and after the Closing: (i) Seller shall, and shall cause its Affiliates and Representatives to, maintain in confidence any non-public written, oral or other information relating to the Company and its Subsidiaries obtained prior to the Closing and (ii) Buyer shall, and shall cause its Affiliates and Representatives to, maintain in confidence any non-public written, oral or other information of or relating to Seller (other than information relating to the Company and its Subsidiaries) obtained solely by virtue of Buyer’s ownership of the Company and its Subsidiaries from and after the Closing or obtained in connection with the evaluation, negotiation and implementation of this Agreement or the transactions contemplated hereby, except, in each case, to the extent that the applicable party is required to disclose such information by judicial or administrative process or pursuant to applicable Law, including as required by SEC or New York Stock Exchange rules or regulations, or such information can be shown to have been in the public domain through no fault of the applicable party. Notwithstanding the foregoing, after the Closing, Buyer shall, and shall cause its controlled Affiliates and Representatives to, use commercially reasonable efforts to promptly (and in any event within thirty days after the Closing) remove, erase, delete or otherwise destroy all information of or relating to Seller (other than information relating to the Company and its Subsidiaries) (whether in print, electronic or other forms) in the possession of any employee of the Company and its Subsidiaries to the extent such information is not reasonably necessary for the Company or its Subsidiaries to carry on their respective businesses or as otherwise required by applicable Law to be retained. (e) Subject to Section 4.2(d), Seller and its Affiliates shall have the right to retain copies of all books, data, files, information and records in any media (including, for the avoidance of doubt, Tax Returns and other information and documents relating to tax matters) of the Company and its Subsidiaries relating to periods ending on or prior to the Closing Date (i) relating to information (including employment and medical records) regarding the Business Employees, (ii) as may be required by any Governmental Authority, including pursuant to any applicable Law or regulatory request, or (iii) as may be necessary for Seller or its Affiliates to perform their respective obligations pursuant to this Agreement or any of the Ancillary Agreements, in each case subject to compliance with all applicable privacy Laws. Buyer agrees that, with respect to all original books, data, files, information and records of the Company and its Subsidiaries existing as of the Closing Date, it will (x) comply in all material respects with all applicable Laws relating to the preservation and retention of records, (y) apply preservation and retention policies that are no less stringent than those generally applied by Buyer to its own books and records and (z) for at least ten years after the Closing Date, preserve and retain all such original books, data, files, information and records and thereafter dispose of such original books, data, files, information and records only after it shall have given Seller ninety days’ prior written notice of such disposition and the opportunity (at Seller’s expense) to remove and retain such information.

Section 4.3 Governmental Approvals. (a) Upon the terms and subject to the conditions set forth in this Agreement, Seller and Buyer agree to use, and shall cause their respective Affiliates and in the case of Buyer, any other Persons who are deemed or may be deemed to “control” Buyer within the meaning of applicable insurance Laws (“Control Persons”) to use, reasonable best efforts to, and to assist and cooperate with the other parties to, fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereby and by the Ancillary Agreements, including (i) obtaining all necessary, proper or advisable Governmental Approvals and making all necessary, proper or advisable registrations, filings and notices (including under insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements. (b) Without limiting the foregoing, each of Seller and Buyer shall use, and shall cause their respective Affiliates and Control Persons, as applicable, to use, reasonable best efforts to avoid any impediments under any applicable Law that may be asserted by, or Governmental Order that may be entered by, any Governmental Authority with respect to this Agreement or the transactions contemplated hereby or by the Ancillary Agreements so as to enable the Closing to occur as promptly as practicable, including taking or refraining from taking or agreeing to take, or causing its Affiliates and Control Persons to take or refrain from taking any actions (i) as reasonably required or requested by any Governmental Authority or (ii) necessary to avoid or eliminate any restriction or limitation, or to satisfy any condition or requirement reasonably imposed by any Governmental Authority, in each case to (A) obtain all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and secure the expiration or termination of any applicable waiting period under the HSR Act, (B) resolve any objections that may be asserted by any Governmental Authority with respect to the Closing or any other transaction contemplated hereby or by any Ancillary Agreement and (C) prevent the entry of, and have vacated, lifted, reversed or overturned, any Governmental Order that would prevent, prohibit, restrict or delay the consummation of the Closing or any other transaction contemplated hereby; provided that, notwithstanding anything to the contrary contained in Section 4.3 or elsewhere in this Agreement, none of Buyer or any of its Affiliates or Control Persons shall be required to (x) take any action or commit to taking any action that would constitute, or otherwise agree to, a Burdensome Condition or (y) commence any Litigation against any Governmental Authority. (c) In furtherance of and without limiting the generality of the foregoing, (i) Buyer and its Control Persons shall file, or cause to be filed, a Form A Statement

Regarding the Acquisition of Control of a Domestic Insurer with respect to the Company or a disclaimer of “affiliation” with respect to the Company, if appropriate, together with all required applicants, together with all exhibits, affidavits and certificates with the Wisconsin Office of the Commissioner of Insurance within fifteen (15) Business Days of the date hereof, (ii) Seller and Buyer shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Closing and the other transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within fifteen (15) Business Days of the date hereof, (iii) Buyer shall file, or cause to be filed, any pre-acquisition notifications on “Form E” or similar market share notifications to be filed in each jurisdiction where required by applicable Laws with all required applicants, within fifteen (15) Business Days of the date hereof and (iv) Buyer shall file a notification under s178 of the FSMA with the PRA within fifteen (15) Business Days of the date hereof. Each party shall be responsible for the costs that such party incurs in connection with such registrations filings and notices and obtaining any such permits, orders, or other consents, approvals or authorizations of Governmental Authorities (it being understood that Buyer shall be responsible for filing fees in connection with the filing and notification required under the HSR Act). All filing fees payable in connection with the foregoing shall be borne by Buyer. (d) Seller, on the one hand, and Buyer, on the other hand, agree that they shall consult with one another with respect to the obtaining of all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements and each of them shall keep the other apprised on a prompt basis of the status of matters relating to such Governmental Approvals. Seller and Buyer shall have the right to review in advance, subject to redaction of personally identifiable, commercially sensitive or legally privileged information, and, to the extent practicable, and subject to any restrictions under applicable Law each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority or any third party in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and each party agrees to in good faith consider and reasonably accept comments of the other party thereon. Seller and Buyer shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws and subject to redaction of personally identifiable or legally privileged information. (e) Subject to restrictions under applicable Law, Seller and Buyer shall promptly (and in no event later than two (2) Business Days after receipt) advise each other upon receiving any non-ministerial communication from any Governmental Authority whose Governmental Approval is required for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, subject to redaction of personally identifiable or legally privileged information, promptly furnishing each other copies of any written or electronic communications, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent or Governmental Approval will not be obtained or that the receipt of any such Governmental Approval will be materially delayed or conditioned. (f) Neither Seller nor Buyer shall, and they shall cause their respective Affiliates not to, permit any of their respective Control Persons, partners, members, stockholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls or meetings initiated by the relevant Governmental Authority and not scheduled in advance; provided that, the party participating in such meeting shall promptly (and in no event later than one (1) Business Day) apprise the other party to the fact of such meeting and any substantive discussions that occurred during such meeting) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement or the Ancillary Agreements unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting. (g) Each of Seller and Buyer shall use reasonable best efforts promptly to: (i) provide (where in its possession or control) or procure the provision by its Affiliates of (where in the possession or control of its Affiliate or Affiliates) such information and such assistance to the other party to the extent reasonably required or requested in connection with ensuring that all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement are obtained; (ii) provide (where in its possession or control) or procure the provision by its Affiliates of (where in the possession or control of its Affiliate or Affiliates) responses or assistance to reasonable requests for further information or assistance by a relevant Governmental Authority and (iii) take such steps or refrain from taking such steps (where in its possession or control) or procure that its Affiliates take such steps or refrain from taking such steps (where in the possession or control of its Affiliate or Affiliates) as are necessary in order to satisfy any condition, requirement, request or restriction of a Governmental Authority that requires action on the part of such party in order to satisfy it. No person shall be required to provide any information the disclosure of which is not permitted under applicable Law, and the foregoing obligations shall be subject to the limitation on Burdensome Condition as set forth above. (h) Notwithstanding anything in this Agreement to the contrary, no party shall be obliged under this Section 4.3 to disclose to any other party, or any of their advisers, materials or information containing or comprising any personally identifiable or personal financial or legally privileged information, unless it is necessary to do so in order to ensure that all Governmental Approvals necessary, proper or advisable to consummate the transactions contemplated by this Agreement are obtained, in which case such information shall be redacted as necessary or disclosed on a confidential outside counsel only basis (at the sharing party’s reasonable discretion). Section 4.4 Third-Party Consents; Shared Contracts. (a) Prior to the Closing, except as otherwise agreed by the parties, each party shall cooperate with the other and use commercially reasonable efforts to make or obtain the Third-Party Consents required to have been identified in Section 2.3 of the Seller Disclosure Letter (disregarding the materiality qualifier set forth in Section 2.3 of this Agreement); provided, that neither party shall be required to compromise any right or benefit, or commence or participate in any Litigation, in order to obtain any such Third- Party Consent, and the costs and expenses associated with obtaining such Third-Party Consents shall be borne 50% by Buyer and 50% by Seller, provided that Buyer shall not be responsible for any such costs in excess of $1,000,000 in the aggregate. (b) With respect to each Shared Contract, except for those identified and mutually agreed by the parties, each acting reasonably and in good faith, from and after the date of this Agreement through the earlier of (i) the date that is twelve (12) months following the Closing Date, and (ii) the termination or expiration of such Shared Contract, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts and cooperate with Buyer to the extent reasonably requested by Buyer to cause the counterparty to any Shared Contract to enter into a new agreement or to effect a partial assignment of the Shared Contract, on substantially the same terms and conditions as those set forth in the Shared Contract, with Buyer or the Company or any of its Subsidiaries with respect to the matters addressed by such Shared Contract that are related to the business of the Company and its Subsidiaries; provided, that the costs to Buyer, the Company and its Subsidiaries with respect to any new agreement or partially- assigned agreement for the contracted goods, services, assets, or other benefits shall not exceed the costs reasonably allocable to the actual volume or consumption of the contracted goods, services, assets, or other benefits by the Company and its Subsidiaries on a go-forward basis (irrespective of historical allocations or proportional usage between Seller and its Affiliates (excluding the Company and its Subsidiaries), on the one hand, and the Company and its Subsidiaries, on the other hand). Section 4.5 Further Assurances. (a) Seller and Buyer (i) shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) subject to Section 4.3, shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing, (iii) without limiting the foregoing, shall use their respective reasonable best efforts to cause all the conditions to the obligations of the other parties to consummate the transactions contemplated by this Agreement to be met as soon as reasonably practicable and (iv) shall cooperate in good faith to facilitate an orderly Closing and transition. (b) Seller and Buyer shall keep each other reasonably apprised of the status of the matters relating to the completion of the transactions contemplated hereby, including with respect to the satisfaction of the conditions set forth in Article 6. From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby and by the Ancillary Agreements as may be reasonably requested by the other party. Section 4.6 Employees and Employee Benefits. (a) Prior to the Closing, Seller shall, to the extent permitted by applicable Law, (i) transfer the personnel records, work visas, Accrued Vacation Days (along with all related accruals and subject to applicable Laws and any Seller obtaining any required employee consents) and all employment-related Contracts of the Business Employees who are not employed by the Company and its Subsidiaries to the Company and its Subsidiaries and (ii) transfer the employment, employment-related Contracts, and related liabilities, of all other employees of the Company and its Subsidiaries who are not Business Employees, to Seller or another of its Subsidiaries (other than the Company and its Subsidiaries), at Seller’s sole expense, such that, as of the Closing, the exclusive employees of the Company and its Subsidiaries shall be the Business Employees. (b) Except as otherwise expressly provided in this Section 4.6, (A) Seller and its Affiliates (other than the Company and its Subsidiaries) shall be solely responsible for and retain or assume all liabilities in respect of (1) any employees of the Company and its Subsidiaries who are not Business Employees, whenever incurred, and (2) any medical, dental, health, accident or disability claim under any Seller Benefit Plan, including to the extent that such liability or obligation relates to claims incurred pursuant to a Seller Benefit Plan (whether or not reported or paid) on or prior to the Closing Date and to the extent not insured under a Company Benefit Plan and (B) Buyer’s applicable Affiliates (including the Company or its applicable Subsidiaries) and, as applicable, any Professional Employer Organization’s benefit plans in which Business Employees participate as of the Closing, at Buyer’s expense (a “PEO Plan”) shall be solely responsible for all liabilities in respect of Business Employees’ employment (and their dependents and beneficiaries) with Buyer and its Affiliates (including the Company and its Subsidiaries) following the Closing. For purposes of the foregoing, (i) a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or medications are prescribed, and not when the condition arose and (ii) a disability claim shall be considered incurred on the date that the injury or illness resulting in such claim occurs (and the recurrence of an illness or injury shall be treated as the initial incurrence of such illness or injury). (c) Effective as of the Closing Date, Seller shall, or shall cause its Affiliates to, take all actions necessary so that the Continuing Business Employees (as defined below) shall cease to be active participants in each Seller Benefit Plan that is not a Company Benefit Plan, and remove the Company and its Subsidiaries as participating employers in any such Seller Benefit Plan. Except as otherwise expressly provided for in this Section 4.6 Seller and its Affiliates (other than the Company and its Subsidiaries) shall retain the sponsorship of and shall be solely responsible for any and all liabilities with respect to all Seller Benefit Plans that are not Company Benefit Plans, including the responsibility for complying with the requirements of Section 4980B of the Code with respect to any “M&A qualified beneficiary” as that term is defined in Treasury Section 54.4980B-9. Seller shall bear and hold Buyer and the Company and its Subsidiaries harmless against one-third, and Buyer shall cause the Company to bear and hold Seller harmless against two-thirds, of all Losses arising out of or resulting from the establishment, documentation, administration, modification or termination of retiree or post-termination health or welfare benefit plans prior to the Closing Date, including any Litigation or other disputes arising with respect thereto (with any such Litigation or other dispute being controlled by the Company). (d) Seller and Buyer hereby agree that any Business Employee who (i) as of the Closing Date is receiving or is entitled to receive short-term disability benefits and who subsequently becomes eligible to receive long-term disability benefits under a Seller Benefit Plan that is not a Company Benefit Plan, or (ii) as of the Closing Date is receiving or is entitled to receive long-term disability benefits under a Seller Benefit Plan that is not a Company Benefit Plan, shall become eligible or continue to be eligible, as applicable, to receive long-term disability benefits under such Seller Benefit Plan unless and until such employee is no longer disabled. (e) For a period beginning on the Closing Date and continuing thereafter for twelve (12) months or such shorter period a Continuing Business Employee is employed by the Buyer or one of its Affiliates (including the Company and its Subsidiaries) (the “Continuation Period”), Buyer shall cause its applicable Affiliates (including, if applicable, the Company and its Subsidiaries) to provide Business Employees as of the Closing who continue employment with Buyer or one of its Affiliates (including the Company and its Subsidiaries) immediately following the Closing (the “Continuing Business Employees”) with (i) annual base salary or hourly wage rate (as applicable) that is at least equal to that provided to each such Continuing Business Employee immediately prior to the Closing, (ii) annual cash bonus opportunity that is at least equal to that provided to each such Continuing Business Employee immediately prior to the Closing and (iii) other employee benefits (excluding any nonqualified deferred compensation, change in control, transaction or retention bonuses, defined benefit pension and post-employment or retiree health or welfare benefits, and further excluding any severance and long-term incentive or retention compensation (which are expressly covered elsewhere in this Section 4.6) (collectively, the “Excluded Benefits”)) either (x) under PEO Plans (as described in the following sentence) or (y) that are substantially comparable in the aggregate to those employee benefits provided to each such Continuing Business Employee immediately prior to the Closing under the Seller Benefit Plans listed on Section 2.15(a) of the Seller Disclosure Letter, in each case, subject to the same exclusions. Prior to the Closing Date, Seller shall arrange (in cooperation with Buyer) for a professional employer organization (“PEO”) to provide co-employment and employee- benefits related services to Continuing Business Employees on behalf of the Company during the Continuation Period, which shall include making certain PEO Plans (as selected by Seller, in consultation with Buyer) available to Continuing Business Employees effective as of the Closing Date. (f) Without limiting Section 4.6(b), with respect to any Continuing Business Employee whose employment is terminated by Buyer, the Company or any of their respective Affiliates during the Continuation Period immediately following the Closing Date, Buyer shall provide, or shall cause its Affiliates (including the Company) to provide, severance cash payments and subsidized COBRA or similar benefits to such Continuing Business Employee, which shall be determined and payable in accordance with either (i) the severance benefit plan or agreement maintained by Seller or any of its Affiliates (including the Company and its Subsidiaries) for the benefit of such Continuing Business Employee immediately prior to the Closing Date and included under the Seller Benefit Plans listed on Section 2.15(a) of the Seller Disclosure Letter or (ii) the severance benefit plan maintained for similarly-situated employees of Buyer and its Affiliates at the time of such Continuing Business Employee’s termination of employment, whichever is more favorable to the Continuing Business Employee, in each case taking into account all service with the Company, Seller, Buyer and their respective Affiliates in determining the amount of severance benefits payable and subject to applicable Laws (to the extent such service would have been taken into account under the corresponding Seller Benefit Plan). (g) For purposes of eligibility to participate, vesting and future vacation accrual under the employee benefit plans, programs and arrangements established or maintained by Buyer, the Company and their respective Subsidiaries, including PEO Plans, in which Continuing Business Employees may be eligible to participate after the Closing other than those providing Excluded Benefits (the “New Benefit Plans”), each Continuing Business Employee shall be credited with the same amount of service as such Continuing Business Employee was credited for the same purpose immediately prior to the Closing under the comparable Seller Benefit Plans in which such Continuing Business Employee participated immediately prior to the Closing Date; provided that such crediting of service shall not apply for any purposes under any Excluded Benefits or to the extent it would result in a duplication of benefits, compensation or coverage for the same period of service. In addition, and without limiting the generality of the foregoing, for the plan year that includes the Closing Date, Buyer shall use commercially reasonable efforts to cause (i) with respect to any New Benefit Plans in which the Continuing Business Employees are eligible to participate following the Closing, each Continuing Business Employee to be immediately eligible to participate in such New Benefit Plans as of the Closing Date, without any waiting time, to the extent coverage under such New Benefit Plans replaces coverage under a similar or comparable Seller Benefit Plan in which such Continuing Business Employee participated immediately prior to the Closing Date (such plans, collectively, the “Old Benefit Plans”) and (ii) for purposes of each New Benefit Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Business Employee, all pre-existing condition exclusions and actively-at- work requirements of such New Benefit Plan to be waived for such Continuing Business Employee and his or her covered dependents, to the extent any such exclusions or requirements were waived, satisfied or were inapplicable under any similar or comparable Seller Benefit Plan, and (iii) any eligible expenses paid by and credited to such Continuing Business Employee and his or her covered dependents in the plan year that includes the Closing Date under the Old Benefit Plans that are group health plans to be taken into account under the corresponding New Benefit Plan that is a group health plan for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Business Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Benefit Plan. (h) Prior to the Closing, in connection with their transfer of employment, Seller shall transfer any vacation days, sick days and paid time off days accrued but not yet taken by the Business Employees and the related accruals, to the Company and its Subsidiaries (the “Accrued Vacation Days”) for which payout is not required by applicable Law. In the event that any Business Employee is entitled under applicable Law to be paid for any Accrued Vacation Days, Seller or the applicable Subsidiary shall timely pay any required amounts to such Business Employee. (i) In accordance with Section 4.9, the Company and its Subsidiaries shall pay to Seller, no later than date of payment of the purchase price true-up under Section 1.2(c)(iii), the proportion of all salary, benefits and other compensation and costs and expenses (including associated employer share of payroll Taxes) of employees and independent contractors who are natural persons of the Company and its Subsidiaries accrued by Seller in the ordinary course of business consistent with past practices (and, except for any acceleration of Seller RSU Awards, Seller PSU Awards or awards outstanding under the Ambac UK Long Term Incentive Plan 2020 (the “AUK LTIP Awards”) as a result of the Closing, without any changes to account for the transactions contemplated by this Agreement) from the date hereof through the Closing Date (but excluding any such accruals in respect of (i) payments or benefits under any Company Benefit Plan that are not paid or provided prior to the Closing, (ii) if applicable, Seller RSU Awards and Seller PSU Awards that are assumed, continued or substituted pursuant to Section 4.6(j), and (iii) amounts that constitute Company Payments, which shall be paid entirely by the Company and its Subsidiaries) in the proportion allocated to the Company under the Amended and Restated Expense Sharing and Cost Allocation Agreement, dated May 1, 2021 (the “Intercompany Allocation Agreement”). If Seller, the Company or any of their respective Subsidiaries is reimbursed or otherwise made whole for any such accrued costs or expenses, including through a reimbursement from any Affiliate or business or operating unit of Seller that is not the Company or any of its Subsidiaries, then such reimbursement or make-whole payment shall offset the corresponding accrued costs or expenses for purposes of this Section 4.6(i). Notwithstanding anything to the contrary in this Section 4.6(i), any accrued costs or expenses relating to any incentive arrangements (including any incentive bonuses and performance-vesting equity or equity-based awards, including any Seller RSU Awards and Seller PSU Awards that are not assumed pursuant to Section 4.6(j)) will be disregarded unless the terms and conditions of such arrangements are consistent in all material respects with corresponding arrangements for prior performance periods, and the determination of the achievement of applicable performance goals is done in the ordinary course of business consistent with past practices and without any discretionary adjustments that would increase the amount of the corresponding accrued costs or expenses, except that achievement of any applicable performance conditions will not take into account any performance as a result of any mergers or other acquisitions of the Seller or any of its Subsidiaries following the date hereof that increase applicable costs and expenses corresponding to the applicable arrangement by more than 20%. (j) Except as set forth on Section 4.6(j) of the Seller Disclosure Letter, at the Closing, the Buyer or the Company or their Affiliate immediately after the Closing (but not Seller) shall assume, continue or substitute for the Seller RSU Awards and Seller PSU Awards of Business Employees that have not vested as of the Closing Date in compliance with the requirements of Section 13 of the Seller Equity Plan. (k) Prior to the Closing, but effective on or as soon as administratively practicable following the Closing Date, Seller shall cause a PEO Plan that is a defined contribution plan with a 401(k) feature (the “PEO 401(k) Plan”) to be made available for the benefit of the Continuing Business Employees in the U.S. As a result of the Closing, Business Employees shall be eligible to elect a distribution of their account balances from the Seller Benefit Plan that contains a 401(k) feature (“Seller 401(k) Plan”), and Seller shall cause the PEO 401(k) Plan to accept eligible rollover distributions of Continuing Business Employees’ account balances (including any loans) from the Seller 401(k) Plan. Effective as soon as administratively practicable following the Closing Date, Buyer shall cause on of its subsidiaries to establish a defined contribution plan for Continuing Business Employees in the UK that is tax-qualified under applicable Law in the UK. Prior to the Closing, Seller shall take all actions necessary to cause each Continuing Business Employee to become fully vested in his or her account balances or accrued benefits under each Seller Benefit Plan (other than a Company Benefit Plan) intended to be qualified under Section 401(a) of the Code, effective as of the Closing Date. (l) [Intentionally omitted.] (m) Buyer agrees to comply in all material respects with the WARN Act as it relates to the Continuing Business Employees, during the ninety (90) days immediately following the Closing Date, and Seller agrees to comply in all material respects with the WARN Act as it relates to the Continuing Business Employees during the ninety (90) days immediately prior to the Closing Date. (n) Seller agrees that, notwithstanding the terms of any noncompetition, customer non-solicit or other restrictive covenant obligation between Seller or its Affiliates and a Business Employee, such Business Employee shall be permitted to provide services to Buyer and its Affiliates following the Closing, and neither Seller nor its Affiliates will seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Business Employee’s services to Buyer and its Affiliates. Seller hereby assigns all such restrictive covenants, and any other restrictive covenants solely to the extent relating to the business of the Company and its Subsidiaries, to Buyer, and Buyer has the right, but not the obligation, to enforce such restrictive covenants. (o) No later than thirty (30) days prior to the Closing, (x) Seller shall use commercially reasonable efforts to make individual independent contractors who are then directly engaged by Seller or its Affiliates in connection with the business of the Company and its Subsidiaries available to Buyer for the purpose of allowing Buyer to interview each such contractor and determine the nature and extent of each such person’s continuation with the Company and its Subsidiaries following Closing, if any, and (y) Seller shall provide to Buyer contact information for third-party service providers then engaged by Seller or its Affiliates to provide contingent personnel with respect to the business of the Company and its Subsidiaries and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Buyer. (p) Non-Solicitation; No-Hire. In consideration of the payment of the Purchase Price and the other consideration provided by Buyer hereunder and as a condition precedent to Buyer’s consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, during the period of two (2) years commencing on the Closing Date, Seller shall not, and shall cause its Affiliates and Representatives to not, directly or indirectly, solicit, hire or attempt to solicit or hire, any person who is a Business Employee, or otherwise induce or influence any such person to terminate their employment or engagement with the Company or any of its Subsidiaries, or to terminate or breach such Person’s employment agreement with Buyer or any of its Affiliates; provided, that the foregoing shall not be deemed to prohibit (i) general solicitations of employment, or recruitment efforts by recruitment agencies, not specifically directed by Seller or its Affiliates (directly or indirectly) toward employees or service providers of the Company or its Subsidiaries and hiring any person who responds thereto, (ii) the employment of any person who is no longer employed by the Company or its Subsidiaries, so long as such person was not solicited or encouraged (directly or indirectly) by Seller, its Affiliate or any Person acting on their behalf to leave the employ of the Company or its Subsidiaries or (iii) the employment of any person who contacts Seller or its Affiliates on their own initiative without any direct or indirect solicitation or encouragement by Seller, its Affiliates or any Person acting on Seller’s behalf. (q) This Section 4.6 shall survive the Closing and shall be binding on all successors and assigns of Seller, Buyer (or, if applicable pursuant to this Section 4.6, its Affiliates, including the Company and its Subsidiaries). Seller and Buyer shall reasonably cooperate, and cause their respective Affiliates, including the Company and its Subsidiaries, to cooperate, as appropriate to carry out the provisions of this Section 4.6. Nothing set forth in this Section 4.6 shall confer any rights or remedies upon any employee or former employee of the Company and its Subsidiaries, any Continuing Business Employee, any of their dependents or beneficiaries or upon any other Person other than the parties hereto and their respective successors and assigns. Nothing in this Section 4.6 or this Agreement shall (i) constitute an amendment to, establishment or modification of any Seller Benefit Plan, any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement, (ii) limit the ability of Buyer or any of its Affiliates (including, following the Closing, the Company and its Subsidiaries) to amend, modify or terminate any Company Benefit Plan or any other benefit or compensation, plan, program, policy, agreement or arrangement or (iii) obligate Buyer or the Company to continue the employment (or any particular term or condition of employment) of any Continuing Business Employee for any specific period after the Closing Date. Section 4.7 Public Announcements. Buyer and Seller will cooperate in the preparation and contents of joint public announcements to be made upon the execution of this Agreement and the Closing. Except as required by applicable Law or the joint public announcements contemplated above, neither Buyer nor Seller shall make, or permit any of their Affiliates or Representatives to make, any public announcement in respect of this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby without the prior written consent of the other party; provided, that the parties hereto may, without the prior written consent of the other party hereto, make such public announcement (a) as may be required by applicable Laws, stock exchange rules or Governmental Authority and, if practicable under the circumstances, after reasonable prior consultation with the other party hereto or (b) to enforce its rights under this Agreement. Notwithstanding anything in this Agreement to the contrary, Seller, Buyer and their respective Affiliates shall not be prohibited from disclosing any information concerning this Agreement or the transactions contemplated hereby (i) to auditors or ratings agencies; provided, that such auditors or ratings agencies are made aware of the provisions of this Section 4.7, (ii) to an adviser for the purpose of advising in connection with the transactions contemplated by this Agreement; provided, further, that such advisor is made aware of the provisions of this Section 4.7 or (iii) to the extent that the information has been made public by, or with the prior consent of, the other party. Section 4.8 Insurance. Buyer acknowledges and agrees that, from and after the Closing Date, the Company, its Subsidiaries and the Assets shall cease to be insured by any insurance policies or any self-insured programs of Seller or Seller’s Affiliates (other than the Company and its Subsidiaries). With respect to events or circumstances relating to the business of the Company and its Subsidiaries that occurred or existed prior to the Closing Date and that are covered by occurrence-based third party liability insurance policies of Seller or its Affiliates, Buyer may request Seller or its Affiliates to make claims under such policies and to remit to Buyer the net proceeds of any recoveries in respect of such claims, provided, that Buyer (a) agrees to reimburse Seller or its Affiliates for any increased costs incurred by Seller or its Affiliates as a result of such claims, including any retroactive or prospective premium adjustments associated with such coverage and (b) shall not have such right to the extent that such claims are covered by insurance policies of Buyer or its Affiliates. As of the second anniversary of this Agreement, Buyer’s right pursuant to the immediately preceding sentence shall automatically expire. Section 4.9 Intercompany Accounts and Agreements; Company Payments. (a) Except as otherwise provided in this Agreement or the Ancillary Agreements: (i) Seller shall, and shall cause its Affiliates to, take such actions and make such payments as may be necessary so that as of immediately prior to the Closing, the Company and its Subsidiaries, on the one hand, and Seller and its Affiliates (other than the Company and its Subsidiaries), on the other hand, settle, discharge, offset, pay, repay, terminate or extinguish in full all Intercompany Accounts; provided that this Section 4.9(i) shall not apply to the Settlement Agreement; and (ii) Except as set forth on Section 4.9 of the Seller Disclosure Letter, all Intercompany Agreements to which the Company or any of its Subsidiaries is a party shall be terminated in respect of the Company or such Subsidiary, and the Company and such Subsidiary, as the case may be, shall be discharged without any further liability or obligation thereunder, effective immediately prior to the Closing. (b) Prior to the Closing, Seller shall promptly after discovery thereof notify Buyer of any payment, transaction, commitment or agreement by the Company or its Subsidiaries that has occurred after the date hereof which is reasonably expected to constitute a Company Payment.

(c) For the avoidance of doubt, the Company and its Subsidiaries will, from March 31, 2024 through the Closing Date, continue to be entitled to amounts from Seller and its Affiliates (other than the Company and its Subsidiaries) for cost reimbursement, expense sharing and other similar amounts determined consistent with historical practices. Section 4.10 D&O Indemnification; Insurance. Prior to the Closing, Seller shall acquire, at Seller’s sole cost and expense, a director and officer liability run-off policy or extended reporting coverage (i.e., “tail coverage”), which shall provide coverage for a period of six (6) years commencing immediately after the Closing for the individuals who were officers or directors of the Company or any of its Subsidiaries prior to the Closing comparable to the coverage provided as of the date hereof under the policy or policies maintained by or for the Company or any of its Subsidiaries for the benefit of such individuals. Section 4.11 Investment Assets. Without limiting Section 4.1, from the date hereof to the Closing Date, Seller shall cause the Insurance Companies to manage the Investment Assets in the ordinary course of business consistent with past practice, the Investment Guidelines and the Interim Asset Allocation Guidelines. From the date hereof until the Closing, Seller shall, within twenty (20) days following the end of each calendar month from the date hereof until the Closing, deliver to Buyer, (i) a list of each Investment Asset held by the Insurance Companies, (ii) a list of each Investment Asset held by the Insurance Companies that was sold or otherwise disposed of during the preceding month, the reason for such sale or disposition (which shall be consistent with the second sentence of this Section 4.11), and a description of the original cost and tax basis of such sold Investment Assets and (iii) a list of the Investment Assets acquired during the preceding month. Between the date hereof and the Closing Date, Seller shall cause the applicable executives or managers having primary responsibility for the matters contemplated by this Section 4.11 to consult with Representatives of Buyer as reasonably requested by Buyer not to exceed once every week, with respect to such matters, including future planned or potential purchases and sales of Investment Assets. In such meetings with management, Buyer or its Representative may make recommendations to Seller with respect to such matters, which Seller will consider in good faith. Seller will cooperate with Buyer and use reasonable best efforts to cause AUK to enter into one or more investment advisory agreements (which will be reasonably acceptable to the independent directors of the board of directors of AUK) with American Acorn Services, LLC or a similar Affiliate of Buyer pursuant to which such entity will provide investment advisory services to AUK through the Closing Date; provided that nothing in this sentence shall relieve Buyer of its obligations under Section 4.3. After the date hereof and prior to Closing, at either party’s request, the parties shall discuss and consider in good faith entering into one or more investment advisory agreements with American Acorn Services, LLC or a similar Affiliate of Buyer pursuant to which such entity will provide investment advisory services to the Company; provided that nothing in this sentence shall relieve Buyer of its obligations under Section 4.3. Section 4.12 No Solicitation. (a) From and after the date of this Agreement until the earlier of the Closing or the valid termination of this Agreement in accordance with Article 7, and except as otherwise specifically provided for in this Agreement, Seller shall not, and shall cause its Subsidiaries not to, and shall cause its and its Subsidiaries’ officers, directors, employees, agents, consultants or professional advisors (“Representatives”) or other Affiliates not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate the making of any Company Acquisition Proposal or any inquiry, proposal, request or offer which constitutes, or would reasonably be expected to lead to, or result in, a Company Acquisition Proposal, (ii) participate in any negotiations regarding, or furnish to any Person (other than Buyer, its Affiliates and their respective Representatives) any nonpublic information relating to the Company and any of its Subsidiaries, in connection with or related to any Company Acquisition Proposal or potential Company Acquisition Proposal, (iii) enter into any letter of intent, stock purchase agreement, merger agreement, asset purchase agreement or other agreement providing for a Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (each an “Alternative Acquisition Agreement”), (iv) approve or authorize, or cause or permit the Company or any of its Subsidiaries to enter into, any agreement to reimburse any third party for costs, expenses or other liabilities incurred in connection with making (or evaluating for the purpose of making) a potential Company Acquisition Proposal, (v) grant any waiver, amendment or release under any “standstill” or confidentiality agreement or fail to enforce the terms of any such “standstill” or similar provision of any confidentiality (unless with respect to this clause (v) the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Laws, and if such action is so taken, shall provide the same release, amendment or waiver under the standstill in the Confidentiality Agreement) or (vi) resolve, commit or agree to do any of the foregoing. Promptly after execution of this Agreement, Seller shall, and shall cause each of its Subsidiaries to, and shall direct its and its Subsidiaries’ Representatives to, immediately cease any existing discussions or negotiations with any Person with respect to a Company Acquisition Proposal. (b) Notwithstanding the limitations set forth in Section 4.12(a) but subject to compliance with the other provisions of this Section 4.12, if, at any time prior to, but not after, the receipt of the Required Shareholder Approval (the “Alternative Acquisition Period”), Seller receives a Company Acquisition Proposal that the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel, and based on information then available, is or would reasonably be expected to lead to a Superior Proposal, then Seller may, in response to such Company

Acquisition Proposal, furnish nonpublic information relating to the Company or any of its Subsidiaries to the Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (or any of their Representatives) making such Company Acquisition Proposal and engage in discussions or negotiations with such Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons and their Representatives regarding such Company Acquisition Proposal; provided that (i) prior to furnishing any nonpublic information relating to the Company or any of its Subsidiaries to such Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons or their respective Representatives, the Company enters into an Acceptable Confidentiality Agreement with the Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons making such Company Acquisition Proposal and (ii) promptly (but not more than one (1) Business Day) after furnishing any such nonpublic information to such Person, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously so furnished to Buyer or its Representatives). Notwithstanding anything to the contrary contained in this Agreement, Seller and its Representatives may in any event (A) seek to clarify the terms and conditions of any Company Acquisition Proposal solely to determine whether such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal in accordance with this Section 4.12 and (B) inform a Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons that has made or, to the Knowledge of Seller, is considering making, a Company Acquisition Proposal of the terms of this Section 4.12. (c) Seller shall promptly (and in any event within one (1) Business Day) notify Buyer after receipt of any Company Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to a Company Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Person who has made or would reasonably be expected to make a Company Acquisition Proposal. Such notice shall indicate the identity of the Person making such Company Acquisition Proposal and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request. Thereafter, Seller shall keep Buyer reasonably informed, on a prompt basis (and in any event within one (1) Business Day), regarding any material changes to the status and material terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and provide to Buyer as soon as practicable (and in any event within one (1) Business Day) after receipt thereof of any written indication of interest (or amendment thereto) (or if oral, written summaries of such indication of interests). (d) At no time after the date hereof may the Seller Board nor any committee thereof except in compliance with Section 4.12(e), (i) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Seller Board Recommendation, in each case, in a manner adverse to Buyer (it being understood that it shall be considered a modification adverse to Buyer if any Company Acquisition Proposal is publicly announced and the Seller Board fails to issue a public press release within ten (10) Business Days of such public announcement providing that the Seller Board reaffirms the Seller Board Recommendation) (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Seller Shareholders Meeting, if a Company Acquisition Proposal has been publicly disclosed at least three (3) Business Days prior to the then-scheduled Seller Shareholders Meeting); (ii) adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable (or propose to adopt, authorize, approve, agree to, accept, endorse or recommend, submit to vote of the stockholders of Seller or otherwise declare advisable) a Company Acquisition Proposal; (iii) fail to publicly reaffirm the Seller Board Recommendation within three (3) Business Days after Buyer so requests in writing; provided that Buyer may make any such request only once for each Company Acquisition Proposal and an additional time for each material amendment to any Company Acquisition Proposal; (iv) fail to include the Seller Board Recommendation in the Proxy Statement; or (v) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (i) through (v), a “Seller Board Recommendation Change”). (e) Notwithstanding anything to the contrary set forth in this Agreement, if Seller has received a bona fide written Company Acquisition Proposal prior to obtaining the Required Shareholder Approval that has not been withdrawn, and that the Seller Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal that did not result from a breach of this Section 4.12, then the Seller Board may effect a Seller Board Recommendation Change with respect to such Superior Proposal; provided, however, that the Seller Board (or a committee thereof) shall not take such action unless (i) the Seller Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; (ii) Seller and its Subsidiaries, Affiliates and Representatives comply in all respects with the requirements of and their obligations under, and not have violated the provisions of, this Section 4.12; (iii) Seller shall provide Buyer at least five (5) Business Days’ (the “Superior Proposal Notice Period”) prior written notice of its intention to take such action, which notice shall, in reasonable detail, set forth the reasons therefor and the material terms and conditions of such Company Acquisition Proposal and include a copy of the most recent proposed definitive agreement related to such Company Acquisition Proposal, (iv) during such five (5) Business Day period, Seller and its Representatives shall negotiate in good faith with Buyer (to the extent Buyer desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by Buyer in response to such Superior Proposal and (v) at the end of the five (5) Business Day period described in the foregoing clause (iv) (or, in the event that the Company Acquisition Proposal has been materially revised or modified, at the end of the two Business Day period following the date of receipt of each such material revision or modification, if later), the Seller Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Company Acquisition Proposal continues to constitute a Superior Proposal (after taking into account in good faith any adjustments made by Buyer during the Superior Proposal Notice Period to the terms and conditions of this Agreement), and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Laws. With respect to this Section 4.12(e), if there is any amendment, revision or change to the terms of any such Superior Proposal (including any revision to the amount of consideration Seller would receive as a result of the Superior Proposal), in each case, individually or in the aggregate, in a material respect and to the extent such proposal would no longer constitute a Superior Proposal in relation to Buyer’s proposal (after taking into account in good faith any adjustments made by Buyer during the Superior Proposal Notice Period to the terms and conditions of this Agreement), then for such amendment, revision or change Seller shall notify Buyer thereof in compliance with this Section 4.12(e) (including to provide any updated documentation or notices) by providing a new notice to Buyer, and the applicable Superior Proposal Notice Period shall be extended until at least three (3) Business Days after the time that Buyer receives such new notice from Seller of such amendment, revision or change, and Seller shall be required to comply again with the requirements of this Section 4.12(e) and the Seller Board shall not take any such action permitted under Section 4.12(e) prior to the end of such Superior Proposal Notice Period as so extended in accordance with the terms of this Section 4.12(e). (f) Seller agrees that any breach of this Section 4.12 by any Representative of Seller, including any financial advisor acting on behalf of Seller or its Affiliates, will be deemed to be a breach of this Section 4.12 by Seller. Seller will not authorize, direct or permit any of its Representatives, including any financial advisor, to breach this Section 4.12. (g) Nothing contained in this Agreement shall prohibit Seller or the Seller Board or any committee thereof from (i) taking and disclosing to shareholders of Seller a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (it being understood that any such communication to the shareholders of Seller shall not be deemed to be a Seller Board Recommendation Change) or (ii) making any disclosure or communication to shareholders of Seller that the Seller Board determines in good faith, based on the advice of its outside legal counsel, is required by the directors’ fiduciary duties or applicable Law. Section 4.13 Preparation of the Proxy Statement; Shareholders Meeting. (a) As promptly as reasonably practicable after the execution of this Agreement and, in any event prior to the date which is twenty (20) Business Days after the date of this Agreement (or such later date as Seller and Buyer may agree, in each case acting reasonably), Seller (with the assistance and cooperation of Buyer) shall prepare the

Proxy Statement and file it in preliminary form with the SEC. Subject to Section 4.12, the Seller Board shall submit the Seller Board Recommendation to Seller’s shareholders and shall include such recommendation in the Proxy Statement. Buyer shall provide to Seller all information concerning Buyer as may be reasonably requested by Seller in connection with the Proxy Statement and shall otherwise assist and cooperate with Seller in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of Seller and Buyer shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. Each of Seller and Buyer shall notify the other promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply the other with copies of all written correspondence between such party or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of Seller and Buyer shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and Seller shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to Seller’s stockholders or responding to any comments from the SEC with respect thereto, Seller must provide Buyer with a reasonable opportunity to review and propose comments on such document or response, which Seller shall consider in good faith. (b) Subject to Section 4.13(a), Seller shall take all necessary actions in accordance with applicable Law, the Organizational Documents of Seller and the rules of New York Stock Exchange to duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournment, recess, reconvening or postponement thereof, the “Seller Shareholders Meeting”) for the purpose of obtaining the Required Shareholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. For the avoidance of doubt, unless this Agreement is validly terminated in accordance with Section 7.1, Seller shall submit this Agreement to the stockholders of Seller at the Seller Shareholders Meeting for the purpose of obtaining the Required Shareholder Approval even if the Seller Board has effected a Seller Board Recommendation Change. Subject to Section 4.12, Seller shall use its reasonable best efforts to obtain the Required Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, Seller may, with the written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, recess, reconvene or postpone the Seller Shareholders Meeting if Seller reasonably believes that (i) such adjournment, recess, reconvening or postponement is necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to Seller’s shareholders within a reasonable amount of time in advance of the Seller Shareholders

Meeting, (ii) after consultation with Buyer, as of the time for which the Seller Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), (A) there will be an insufficient number of Seller Common Stock present (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Seller Shareholders Meeting or (B) there will be an insufficient number of proxies to obtain the Required Shareholder Approval or (iii) such adjournment, recess, reconvening or postponement is required by Law or a court or other Governmental Authority of competent jurisdiction in connection with any action, suit or proceeding in connection with this Agreement or the transaction contemplated by this Agreement or has been requested by the SEC or its staff. Section 4.14 Use of Ambac Marks; Intellectual Property License. (a) As promptly as reasonably practicable following the execution of this Agreement and, in any event prior to the Closing, the parties shall cooperate in good faith to negotiate and agree upon the parties’ respective rights and obligations (which shall be set forth in the Transition Services Agreement or such other agreement as mutually agreed upon by the parties (the “Trademark Agreement”)) with respect to (i) the term “Ambac” and any Trademarks (including internet domain names) containing or comprising the foregoing or any variations thereof (the “Ambac Marks”) and (ii) any other Trademarks identified by the parties that are owned by either of (x) the Company or its Subsidiaries or (y) Seller and its Affiliates (other than the Company and its Subsidiaries) and used in both the business of the Company and its Subsidiaries and any other business of Seller and its Affiliates (other than the Company and its Subsidiaries) (the foregoing clauses (i) and (ii), collectively, the “Shared Marks”), including in respect of the continued use of the Ambac Marks after the Closing by the Company and its Subsidiaries, on the one hand, and Seller and its Affiliates (other than the Company and its Subsidiaries), on the other hand; provided that, (subject to the terms of the Transition Services Agreement or the Trademark Agreement, as applicable) Seller or its Affiliates (other than the Company and its Subsidiaries) as of the Closing, shall retain ownership of the Ambac Marks; and provided further, that (subject to the terms of the Transition Services Agreement or the Trademark Agreement, as applicable) in no event shall the Company or its Subsidiaries be required at any time (A) to cease use of the term “Ambac” solely as used in the entity names “Ambac Assurance Corporation” or “Ambac Assurance UK Limited” as used prior to the date hereof, or (B) to cease any existing uses of the Ambac Marks being used in the business of Company and its Subsidiaries as of the Closing (other than winding down use of email and website domains in accordance with a transition plan to be specified in the Transition Services Agreement or the Trademark Agreement); provided that the Company and its Subsidiaries shall not offer products or services under the Ambac Marks after the Closing (other than reasonable wind-down of existing marketing materials in use as of the Closing), and the Trademark Agreement shall include reasonable obligations on the parties thereto to seek to minimize any potential consumer or market confusion with respect to their permitted uses of the “Ambac” name or Ambac Marks after the Closing. (b) Seller, on behalf of itself and its Affiliates, hereby grants (and hereby causes its Affiliates to grant) to the Company and its Subsidiaries, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, perpetual, non-exclusive, and non-transferable license under and to all Intellectual Property rights (other than Trademarks) (i) owned as of the Closing by Seller or any of its Affiliates and (ii) used in the businesses of the Company or of its Subsidiaries within the twelve (12) months prior to the Closing, for any and all uses necessary for the operation of such businesses. (c) The Company and its Subsidiaries, on behalf of themselves and their Affiliates, hereby grant (and hereby causes their Affiliates to grant) to the Seller and its Affiliates, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, perpetual, non-exclusive, and non-transferable license under and to all Intellectual Property rights (other than Trademarks) (i) owned as of the Closing by the Company or any of its Subsidiaries and (ii) used in the businesses of Seller or its Affiliates within the twelve (12) months prior to the Closing, for any and all uses necessary for the operation of such businesses. Section 4.15 Audited Financial Statements; Monthly Reporting. (a) After the date hereof until the Closing or termination of this Agreement in accordance with its terms, Seller shall continue to prepare or cause to be prepared (i) the SAP quarterly and annual statements of admitted assets, liabilities and capital and surplus of the Company and the related SAP statements of income, changes in capital and surplus and cash flow for the relevant quarterly and annual periods (including the notes, exhibits or schedules thereto and any actuarial opinions, affirmations or certificates filed therewith), in each case, in the ordinary course of business and on substantially the same timeline as the relevant Statutory Statements have been prepared and (ii) the unaudited GAAP quarterly and annual consolidated balance sheet and income statement of the Company and its Subsidiaries, in each case, prepared in a consistent manner as the GAAP Financial Statements are prepared and on the same timeline as the relevant quarterly or annual SAP statements in clause (i) are prepared ((i) and (ii), collectively, the “Interim Period Company Financial Statements”). Seller shall deliver to Buyer the Interim Period Company Financial Statements promptly after they are prepared and available. (b) By the twenty-fifth calendar day of each calendar month after the date hereof until the Closing or termination of this Agreement in accordance with its terms, Seller shall provide to Buyer the unaudited consolidated income statements of the Company and its Subsidiaries as of and for the monthly period ending on the last day of the immediately prior calendar month, in a format consistent with historical practice. In connection with Buyer’s review of the foregoing, Seller shall use commercially reasonable efforts, at Buyer’s cost, to provide Buyer reasonable supporting documentation and calculations underlying the foregoing financial statements and schedules as reasonably requested by Buyer from time to time. Section 4.16 Equity Financing. (a) Buyer shall take or cause to be taken all actions reasonably necessary under the Equity Commitment Letters (including enforcing the Equity Commitment Letters) to obtain the Equity Financing upon satisfaction of the conditions to funding set forth therein, including (i) maintaining in effect the Equity Commitment Letters, (ii) satisfying all conditions in such Equity Commitment Letters, (iii) subject to the satisfaction (or waiver by Buyer) of the conditions set forth in the Equity Commitment Letters and Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing), consummating the Equity Financing and (iv) enforcing its rights under the Equity Commitment Letters, including pursuing valid claims necessary to enforce such rights. (b) Buyer shall provide the Seller notice (i) of any breach or default, or threatened breach or default, related to the Equity Financing of which Buyer becomes aware and (ii) of the receipt or delivery of any notice or other communication, in each case from any Person with respect to any breach or default of any provisions of the Equity Commitment Letters by Buyer or the Equity Financing Sources. Buyer shall provide any information reasonably requested by the Seller relating to any circumstance referred to in clause (i) or (ii) of the immediately preceding sentence. (c) Buyer acknowledges that neither the availability nor the terms of the Equity Financing is a condition to the obligations of Buyer to consummate the Closing. Section 4.17 Wrong Pockets. To the extent that, at any time following the Closing, either Buyer or any of its Subsidiaries, on the one hand, or Seller or any of its Subsidiaries, on the other hand, receives payment of an account receivable or other payment or benefit, or is in possession of any asset, in each case that in accordance with this Agreement or the Transition Services Agreement is owned by or owed to the other (each, a “Misdirected Item”), then the Person receiving such Misdirected Item shall promptly upon becoming aware of such fact provide written notice to the Person entitled to such Misdirected Item and cooperate to deliver such Misdirected Item to such entitled Person, without the payment of additional consideration. Notwithstanding the foregoing, the obligations set forth in this paragraph shall terminate and expire upon the second (2nd) anniversary of the Closing. Section 4.18 Specified Transactions. (a) Immediately prior to the Closing, Seller shall acquire or cause to be acquired (by a Person other than the Company and its Subsidiaries) the Investment Assets set forth on Section 4.18(a) of the Seller Disclosure Letter for an aggregate amount in cash equal to the amounts set forth on Section 4.18(a) of the Seller Disclosure Letter applicable to such Investment Assets. Any such acquisitions shall be effected no later than concurrently with the Closing. (b) At Seller’s election prior to the Closing, the parties shall negotiate in good faith and enter into documentation to, effectuate a transaction on the terms set forth in Exhibit E. (c) Prior to the Closing, Seller shall cause the leases identified on Section 4.18(c) of the Seller Disclosure Letter to be assigned to Seller at no cost to the Company or any of its Subsidiaries. Section 4.19 Financial Reporting Package. Following the Closing and so long as required under the Settlement Agreement (as defined below), the Seller will provide the Company and the Buyer with the necessary information in a timely manner so that the Company can continue to make publicly available the financial information listed on Schedule C to the Settlement Agreement, dated as of June 7, 2010 (as amended from time to time, the “Settlement Agreement”), by and among the Company, Ambac Credit Products LLC, the Seller and the policy beneficiaries party thereto. Section 4.20 Transition Services Agreement. Prior to the Closing, Buyer and Seller will negotiate in good faith the form of the Transition Services Agreement consistent with the Transition Services Agreement Term Sheet; provided that Buyer and Seller will use commercially reasonable, good faith efforts to finalize the definitive Transition Services Agreement within sixty (60) days of the date hereof. ARTICLE 5 Tax Matters Section 5.1 Tax Returns. Seller shall be responsible for preparing and filing all Tax Returns (a) of the Company and its Subsidiaries that are due (taking into account extensions) on or prior to the Closing Date or (b) that are Consolidated or Combined Returns. All Tax Returns described in clause (a) of the preceding sentence shall be prepared in a manner consistent with past practice to the extent permitted by applicable Law. Buyer shall be responsible for preparing and filing all other Tax Returns relating to the business or assets of the Company and its Subsidiaries. Buyer shall not, and shall cause its Affiliates not to, make any election under Section 336 or 338 of the Code with respect to the transactions contemplated by this Agreement. Section 5.2 Tax Contests; Books and Records; Cooperation. (a) Buyer shall notify Seller within twenty (20) days after receipt by Buyer or any of its Affiliates of written notice of any pending federal, state, local or foreign Tax audit or examination relating to any Tax Return that is a Consolidated or Combined Return or that could otherwise be expected to impact Seller with respect to any Pre- Closing Tax Period. Buyer shall not, and shall not permit its Affiliates to, concede, settle or compromise any such audit or examination (or portion thereof) without the consent of Seller which consent shall not be unreasonably conditioned, withheld or delayed. (b) Buyer and Seller shall (and shall cause their respective Affiliates to) (i) provide the other party and its Affiliates with such assistance as may be reasonably requested in connection with the preparation of any Tax Return, determining Seller’s obligations under the Closing Agreement, or any audit or other examination by any taxing authority or any judicial or administrative proceeding relating to Taxes and (ii) retain (and provide the other party and its Affiliates with reasonable access to) all records or information which may be relevant to such Tax Return, the Closing Agreement, audit, examination or proceeding, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. Seller shall use its reasonable best efforts to cooperate with Buyer prior to Closing (including making advisors reasonably available to Buyer) in the event that Buyer seeks to procure a tax insurance policy with respect to positions taken or to be taken by the Company and its Subsidiaries, at Buyer’s expense. Section 5.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation. Section 5.4 Consolidated Return Elections. Seller shall make or cause to be made in a timely manner (and shall refrain from making or causing to be made, as applicable) all relevant Tax elections (including on a protective basis), including pursuant to Treasury Regulations Sections 1.1502-36(d)(6)(i)(A) and 1.1502-36(e)(5), so that neither the Company nor any of its Subsidiaries shall suffer any reduction in (i) any Category A attributes of the Company and its Subsidiaries, (ii) Category B attributes of the Company and its Subsidiaries below an aggregate amount of $1,886,742,823, (iii) Category C attributes of the Company and its Subsidiaries below an aggregate amount of $201,983,943 and (iv) any Category D attributes of the Company and its Subsidiaries, in each case pursuant to Treasury Regulations Section 1.1502-36, provided, that the parties acknowledge and agree that Seller may elect under Treasury Regulation Section 1.1502- 36(d)(6)(i)(B) or (C) to reattribute Category B attributes from the Company and its Subsidiaries so long as the conditions of clauses (i) through (iv) above are met. Section 5.5 Tax Sharing Agreements. Notwithstanding anything to the contrary contained herein, Seller shall, and shall cause its Affiliates to, take such actions as may be necessary to terminate all Tax sharing agreements and similar agreements between the Company or its Subsidiaries, on the one hand, and Seller or any Affiliate of Seller (other than the Company or its Subsidiaries), on the other hand, (each such agreement a “Tax Sharing Agreement”) and Seller and its Affiliates shall not have any continuing obligation to the Company (or vice versa) under such Tax Sharing Agreements after the Closing Date. Section 5.6 Seller Tax Liabilities. Seller and its Affiliates shall be liable for and shall hold Buyer, the Company and their respective Affiliates harmless against any Seller Taxes. The obligations of Seller and its Affiliates set forth in this Section 5.6 shall survive until the date that is thirty (30) days following the expiration of the statute of limitations applicable to the underlying Tax. Section 5.7 Tax Treatment of Warrants. The Parties acknowledge and agree that, for U.S. federal and all applicable state and local income Tax purposes the Holder (as defined in the Warrant) shall be treated as purchasing the warrants issued pursuant to the Warrant directly from Seller for an amount proposed by Buyer and consented to by Seller pursuant to a written draft notice delivered to Seller at least ten (10) days prior to Closing; provided that such consent shall not be unreasonably conditioned, withheld or delayed. The Parties and their respective Affiliates shall prepare all Tax Returns and books and records in a manner consistent with the preceding sentence and shall not take any position inconsistent therewith, except to the extent such position is successfully challenged pursuant to a Tax audit or proceeding. ARTICLE 6 Conditions Precedent Section 6.1 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions: (a) Approvals of Governmental Authorities. The Governmental Approvals listed on Section 6.1(a) of the Seller Disclosure Letter shall have been received or obtained (or any applicable waiting period shall have expired or shall have been terminated). (b) No Injunction, etc. Consummation of the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law or Governmental Order. (c) Required Shareholder Approval. The Required Shareholder Approval shall have been obtained.

Section 6.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions: (a) Representations. (i) Each of the Fundamental Representations shall be true and correct in all but de minimis respects as of the Closing Date, (ii) the representations and warranties contained in Section 2.8(b) shall be true and correct in all respects as of the Closing Date and (iii) each of the other representations and warranties of Seller contained in Article 2 of this Agreement (other than the representations and warranties referred to in the foregoing clauses (i) and (ii)) (without giving effect to any limitations as to “materiality” or “Material Adverse Effect” set forth therein) shall be true and correct at and as of the Closing Date, in each case of the foregoing clauses (i), (ii) and (iii), with the same effect as though made at and as of such time (except for representations that are as of a specific date, which representations shall be true and correct as of such date), and except in the case of this clause (iii), where all failures to be so true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (b) Performance. Seller shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller at or prior to the Closing. (c) Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to the effect set forth above in Sections 6.2(a) and (b). (d) Burdensome Condition. The Governmental Approvals listed on Section 6.1(a) of the Seller Disclosure Letter shall have been received or obtained (or any applicable waiting period shall have expired or shall have been terminated) without the imposition of any Burdensome Condition. Section 6.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions: (a) Representations. (i) Each of Section 3.1 (Corporate Status), Section 3.2 (Corporate and Governmental Authorization) and Section 3.3 (Non-Contravention) (other than the representations and warranties in Section 3.3 with respect to material agreements) shall be true and correct in all but de minimis respects as of the Closing Date and (ii) each of the other representations and warranties of Buyer contained in Article 3 of this Agreement, other than the representations and warranties referred to in the foregoing clause (i) (without giving effect to any limitations as to “materiality” set forth therein) shall be true and correct at and as of the Closing Date, in each case of the foregoing clauses (i) and (ii), with the same effect as though made at and as of such time

(except for representations that are as of a specific date, which representations shall be true and correct in all respects as of such date), and, in the case of this clause (ii), except where all failures to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Buyer to timely perform its obligations hereunder or consummate the transactions contemplated by this Agreement. (b) Performance. Buyer shall have in all material respects duly performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing. (c) Certificate. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer to the effect set forth above in Sections 6.3(a) and (b). ARTICLE 7 Termination Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by the written agreement of Buyer and Seller; (b) by either Buyer or Seller by written notice to the other party, if: (i) the Closing shall not have been consummated on or before April 4, 2025 (the “End Date”), provided, however, that if the Closing has not occurred due solely to the failure of the conditions to Closing set forth in Section 6.1(a) to be satisfied, the End Date shall be automatically extended for an additional ninety (90) days and the parties agree to continue to use their respective reasonable best efforts to satisfy such Closing conditions (such extended End Date, as so extended, shall be the “End Date” for all purposes under this Agreement); provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Closing to be consummated by such time; (ii) (A) there shall be any applicable Law that makes consummation of the Closing illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining Buyer or Seller from consummating the Closing is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

(iii) Seller fails to obtain the Required Shareholder Approval at the Seller Shareholders Meeting (or any adjournment or postponement thereof) at which a vote is taken on the transactions contemplated herein; (c) by Buyer by written notice to Seller, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Seller or the Company or its Subsidiaries set forth in this Agreement shall have occurred that would cause the condition set forth in Sections 6.2(a) or (b) not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Seller thereof or is incapable of being cured by the End Date; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(c) if Buyer is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; (d) by Seller by written notice to Buyer, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Sections 6.3(a) or (b) not to be satisfied, and such breach is not cured within sixty (60) days of written notice to Buyer thereof or is incapable of being cured by the End Date; provided, however, that Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if Seller is then in material breach or violation of its representations, warranties or covenants contained in this Agreement; or (e) by Buyer, if at any time the Seller Board (or a committee thereof) has effected a Seller Board Recommendation Change. Section 7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect without liability of any party (or any of its directors, officers, employees, stockholders, Affiliates, agents, successors or assigns) to the other party except as provided in this Section 7.2, provided, that no such termination (nor any provision of this Agreement) shall relieve any party from liability for any damages (including claims for damages based on the consideration that would have otherwise been payable to Seller) for Fraud or for Willful Breach of any provision hereunder prior to such termination. The provisions of Section 4.2(d), this Section 7.2, Section 8.1, Section 8.2 and Article 9 shall survive any termination hereof pursuant to Section 7.1. Section 7.3 Termination Fee; Expense Reimbursement. (a) If (A) this Agreement is validly terminated pursuant to Section 7.1(b)(i) , Section 7.1(b)(iii) or Section 7.1(c) (an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, Seller or the Company has received a Company Acquisition Proposal (and such Company Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the

Applicable Termination) or a Company Acquisition Proposal has been publicly made or disclosed (and not publicly irrevocably withdrawn at least four (4) Business Days prior to the Applicable Termination (or, in the case of a termination pursuant Section 7.1(b)(iii) , prior to the Seller Shareholders Meeting (or an adjournment or postponement thereof) at which a vote is taken on the transactions contemplated by this Agreement)); and (C) within twelve (12) months following such Applicable Termination, a Company Acquisition Proposal is consummated or Seller enters into a definitive agreement with respect to a Company Acquisition Proposal, then Seller will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such transaction and in addition to any Expense Reimbursement paid or payable to Buyer, pay to Buyer an amount equal to $22,000,000 (the “Termination Fee”), in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time. For purposes of this Section 7.3(a), all references to “15%” in the definition of “Company Acquisition Proposal” will be deemed to be references to “50%.” (b) In the event that this Agreement is validly terminated pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13) or Section 7.1(e), or is terminated pursuant to Section 7.1(b)(iii) at a time when Buyer could have terminated this Agreement pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13) or Section 7.1(e), then Seller shall pay to Buyer, by wire transfer of immediately available funds, the Termination Fee within two (2) Business Days of such termination of this Agreement in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time. (c) In no event shall Seller be required to pay the Termination Fee on more than one occasion. (d) In the event that this Agreement is terminated pursuant to Section 7.1(b)(i) (but only if the Termination Fee becomes payable in accordance with Section 7.3(a)), Section 7.1(e), Section 7.1(c), Section 7.1(e) or pursuant to Section 7.1(b)(iii) at a time when Buyer could have terminated this Agreement pursuant to Section 7.1(c) (with respect to any breach of Section 4.3, Section 4.12 on the part of Seller or its Affiliates or Section 4.13), then, Seller shall, following receipt of an invoice detailing Buyer’s reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Buyer and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated herein and by the Ancillary Agreements as shown on invoices therefor, promptly (and in any event within five (5) Business Days) following such receipt pay such fees and expenses, by wire transfer of immediately available funds, in accordance with the payment instructions which have been provided to Seller by Buyer as of the date hereof, or as further updated by written notice by Buyer from time to time; provided, however, in no event shall Seller or any of its Affiliates have any obligation to pay more than $6,000,000 in the aggregate of such fees and expenses (the “Expense Reimbursement”). (e)   Seller acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated hereby and by the Ancillary Agreements, (ii) without these agreements, Buyer would not enter into this Agreement and (iii) Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Buyer in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, if the Company fails to timely pay any amount due pursuant to Section 7.3(a), Section 7.3(b) or Section 7.3(c), respectively, and, in order to obtain such payment, Buyer commences a suit that results in a judgment against the other party for the payment of any amount set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(d), Seller shall pay Buyer its reasonable and documented out-of-pocket costs and expenses in connection with such suit, together with interest on such amount at the annual rate of the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Laws. (f) Notwithstanding anything in this Agreement to the contrary, subject to Section 9.11, in the event that this Agreement is terminated under circumstances where the Termination Fee is payable pursuant to this Section 7.3, the payment of the Termination Fee shall be the sole and exclusive remedy of Buyer against Seller and its Affiliates and any of their respective former, current or future stockholders, or Representatives (the “Seller Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Seller Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for Fraud or any Willful Breach of this Agreement prior to such termination. (g) Notwithstanding anything to the contrary in this Agreement, in no event shall (A) any Related Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, Sponsor (as defined in the Equity Commitment Letter) and Buyer) have any liability for monetary damages to Seller (whether at law, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby, other than Sponsor’s obligations under the Equity

Commitment Letter and other than the obligations of Buyer as provided herein, or (B) any former, current or future general or limited partners, equityholders, directors, officers, employees, managers, members, Affiliates or agents of Seller have any liability to Sponsor, Buyer or any Related Party for monetary damages (whether at law, in contract, in tort or otherwise) relating to or arising out of this Agreement or the transactions contemplated hereby. In no event shall the Company seek or obtain, nor shall it permit any of its Representatives to seek or obtain, nor shall any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Related Party with respect to, this Agreement or the Ancillary Agreements (including the Equity Commitment Letter) or the transactions contemplated hereby and thereby (including, any breach by Sponsor or Buyer), the termination of this Agreement, the failure to consummate the transactions contemplated by this Agreement or the Ancillary Agreements or any claims or actions under applicable Law arising out of any such breach, termination or failure, other than from Buyer to the extent expressly provided for in this Agreement or Sponsor to the extent expressly provided for in the Equity Commitment Letter. ARTICLE 8 Definitions Section 8.1 Certain Terms. The following terms have the respective meanings given to them below: “Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement (provided that any such agreement need not contain any “standstill” or similar provisions) and that does not contain any provision that would prevent Seller from complying with its obligation to provide any disclosure to Buyer required pursuant to Section 4.12. “Accrued Vacation Days” has the meaning set forth in Section 4.6(h). “Actuarial Report” means the Loss and Loss Adjustment Expense Reserve Review by KPMG, LLP as of December 31, 2022, dated April 2023. “Adjustment Amount” means the amount equal to (a) the First Adjustment plus (b) the Second Adjustment less (c) the aggregate amount of Company Payments, in each case, as of the Closing Date. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate,” as it relates to Buyer, shall exclude Brookfield Asset Management Inc. and its Affiliates that are not also Affiliates of Buyer by virtue of being, or being directly or indirectly controlled by, Oaktree Capital Management, L.P. and, for the avoidance of doubt, shall exclude any investor in such entity or beneficial owner of such entity’s equity securities or those of any Person that controls such entity, and any portfolio company, limited partner, investor or similar Person of any of the foregoing. “Agreement” has the meaning set forth in the Preamble. “Alternative Acquisition Agreement” has the meaning set forth in Section 4.12(a). “Alternative Acquisition Period” has the meaning set forth in Section 4.12(b). “Ambac Marks” has the meaning set forth in Section 4.14(a). “AMPS” has the meaning set forth in Section 2.4(a). “Ancillary Agreements” means, collectively, the Equity Commitment Letter, the Transition Services Agreement, the Warrant and the Investor Rights Agreement. “Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010. “Applicable Termination” has the meaning set forth in Section 7.3(a). “Assets” has the meaning set forth in Section 2.10(a). “AUK” means Ambac Assurance UK Limited, a company formed under the Laws of England and Wales, a wholly owned subsidiary of the Company. “Balance Sheet Date” has the meaning set forth in Section 2.6(a). “Benefits Accounts Notice of Disagreement” has the meaning set forth in Section 1.2(d)(ii). “Benefits Accounts Resolution Period” has the meaning set forth in Section 1.2(d)(iii). “Benefits Accounts Review Period” has the meaning set forth in Section 1.2(d)(i). “Burdensome Condition” means any condition, limitation, qualification, restriction, or requirement imposed by a Governmental Authority in connection with its grant of any consent, authorization, order, approval, expiration or termination of waiting periods or exemption listed on Schedule 6.1(a) (each, a “Condition”) that, individually or in the aggregate with all other Conditions, would or would reasonably be expected to: (a)

have a material adverse effect on the financial condition, business, assets or results of operations of Buyer and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries), taken as a whole; (b) require any modification or amendment of, or any adverse deviation from, the Business Plan or any Condition on an agreement listed on Schedule 8.1 that modifies, amends or causes an adverse deviation from the Business Plan, in each case, that materially impairs the aggregate economic benefits reasonably expected to be obtained by Buyer and its equity owners from the transactions contemplated by this Agreement; or (c)(i) require the provision of any guarantee, keep- well or capital or surplus maintenance agreement, or pledge of assets or similar arrangement by any Control Person or its Affiliates (other than Buyer and its Subsidiaries (including, after the Closing, the Company and its Subsidiaries)), or restrict the ability of any Control Person or any such Affiliate to conduct its business or use its properties in any material respect, (ii) prohibit any Control Person or any such Affiliate from engaging in, investing in or acquiring any type or line of business or (iii) require any Control Person or any such Affiliate to divest or dispose of any business or assets. Except in the case of clause (b) of this definition, no Condition of the type customarily imposed by the applicable Governmental Authority on “private equity” acquisitions of insurance businesses shall be taken into account in determining whether a Burdensome Condition has occurred. “Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by Laws to be closed in the City of New York. “Business Employee” means, each employee of Seller and its Subsidiaries or the Company and its Subsidiaries who is listed on Section 2.14(a) of the Seller Disclosure Letter as agreed, as of the date hereof, between Seller and Buyer, which shall be updated to (x) remove any such individual whose employment with the Company and its Subsidiaries, is terminated prior to the Closing in accordance with the terms of this Agreement and (y) add any other employees of Seller and its Subsidiaries or the Company and its Subsidiaries as may be mutually agreed in writing by Seller and Buyer prior to the Closing. “Business Plan” means the business plan delivered by Buyer to Seller on April 24, 2024. “Buyer” has the meaning set forth in the Preamble. “Buyer Disclosure Letter” means the letter, dated as of the date hereof, delivered by Buyer to Seller prior to the execution of this Agreement and identified as the Buyer Disclosure Letter. “Buyer Liens” means any Liens arising as a result of any agreement of, or any Governmental Order binding on, or any condition applicable to, or otherwise resulting from any facts or circumstances relating to, Buyer or its designated assignee(s) hereunder or any of their respective Affiliates, but not Seller or its Affiliates. “Closing” has the meaning set forth in Section 1.3. “Closing Benefits Accounts” has the meaning set forth in Section 1.2(d)(i). “Closing Date” has the meaning set forth in Section 1.3. “Closing Statement” has the meaning set forth in Section 1.2(b). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meanings set forth in the Recitals. “Company Acquisition Proposal” means any offer, proposal or indication of interest (whether or not in writing) from any Person or group (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (other than Buyer and its Affiliates) relating to or involving, whether in a single transaction or series of related transactions, any direct or indirect acquisition, lease, exchange, reinsurance, license, transfer, disposition or purchase of any business, businesses or assets (including equity interests in Subsidiaries but excluding sales of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries that constitute or account for 15% or more of the consolidated net revenues, net income, net liabilities or net assets of the Company and its Subsidiaries, taken as a whole. “Company Benefit Plan” has the meaning set forth in Section 2.15(a). “Company Payments” means any of the following payments made or liabilities accrued or assumed by the Company or its Subsidiaries, other than those described on Section 8.2 of the Seller Disclosure Letter: (i) dividend, return of capital or other distribution of profits or assets, or other payment or obligation for payment, made, declared or paid by the Company or any of its Subsidiaries between March 31, 2024 and the Closing Date (other than from wholly owned Subsidiaries of the Company to the Company) with respect to any of their securities; (ii) payments made or incurred between March 31, 2024 and the Closing Date for the benefit of Seller or its Subsidiaries (other than the Company and its Subsidiaries), other than those contemplated by any Intercompany Agreement in effect as of the date hereof (including the Intercompany Allocation Agreement, any (and in accordance with the terms in effect as of) Tax Sharing Agreement and any amounts paid in respect of Shared Contracts, shared resources or office space allocated consistent with past practice to the use of such Shared Contracts, shared resources or office space by the Company and its Subsidiaries with respect to their businesses); (iii) (A) any retention or other similar amounts paid or committed to be paid to any Person (including, for the avoidance of doubt, any Persons that were designated to be Business Employees) between March 31, 2024 and the Closing Date, (B) any severance or similar amounts paid or committed to be paid to any Person (including, for the avoidance of doubt, any Persons that were designated to be Business Employees) between March 31, 2024 and the Closing Date to Persons that were terminated in breach of Section 4.1(b)(iv), (C) such amounts that are in excess of the severance amounts required to be paid pursuant to the Company’s or its applicable Subsidiary’s severance policy plus subsidized COBRA plus a pro rata portion of such Person’s target bonus for the calendar year in which such Person was terminated and (D) such amounts that are in excess of $2.5 million in the aggregate; (iv) waiver or release of any amounts owed to the Company or any of its Subsidiaries by Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) between March 31, 2024 and the Closing Date, other than to the extent necessary to offset set amounts owed by the Company or any of its Subsidiaries to Seller or any of its Subsidiaries (other than the Company and its Subsidiaries); (v) management, monitoring, advisory, supervisory or other fee, bonus or payment of a similar nature paid to or paid, accrued or assumed for the benefit of Seller or its Subsidiaries (other than the Company and its Subsidiaries) or any of their respective employees, officers, advisors or consultants between March 31, 2024 and the Closing Date; (vi) any Indebtedness or deferred or contingent liabilities of the Company or its Subsidiaries to the extent incurred in violation of Section 4.1; (vii) any amounts paid or incurred by the Company or any of its Subsidiaries that should have been paid or incurred by Seller or any of its Affiliates (other than the Company and its Subsidiaries) pursuant to Section 9.4; (viii) any amounts paid pursuant to any long-term incentive equity plan of Seller or any Subsidiary, in each case, in excess of the amounts set forth on Section 8.2(d) of the Seller Disclosure Letter, except for any costs arising from the acceleration of Seller RSU Awards, Seller PSU Awards and AUK LTIP Awards; or (ix) any payment or amount due to financial advisors or brokers, or legal, accounting, tax or other advisors or consultants of the Company or any of its

Subsidiaries in connection with negotiating and consummating this Agreement, the Ancillary Agreements and transactions contemplated hereby and thereby. “Company Securities” has the meaning set forth in Section 2.4(b). “Condition” has the meaning set forth in the definition of “Burdensome Condition”. “Condition Satisfaction” has the meaning set forth in Section 1.3. “Confidentiality Agreement” has the meaning set forth in Section 4.2(d). “Consolidated or Combined Return” means any Tax Return that is filed or required to be filed and that includes the Company and one or more of its Subsidiaries, on the one hand, and one or more members of Seller and its Affiliates (other than the Company or any of its Subsidiaries), on the other hand. “Continuing Business Employees” has the meaning set forth in Section 4.6(e). “Contract” means, with respect to any Person, any written or oral agreement, contract, commitment, obligation, undertaking, instrument, lease, sublease, license, sublicense or arrangement, in each case, including all applicable amendments, extensions, renewals and guaranties, to which such Person is a party or by which such Person’s assets or properties are bound. “Control Persons” has the meaning set forth in Section 4.3(a). “Current Representation” has the meaning set forth in Section 9.13(a). “Designated Person” has the meaning set forth in Section 9.13(a). “End Date” has the meaning set forth in Section 7.1(b)(i). “Enforceability Exceptions” has the meaning set forth in Section 2.2(a). “Environmental Law” means any Law regulating or relating to the protection of natural resources or the environment, human health or safety (as it relates to Hazardous Materials) or pollution. “Equity Commitment Letter” has the meaning set forth in the Recitals. “Equity Financing” means the equity financing contemplated by the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” has the meaning set forth in Section 2.15(c). “Exchange Act” means the Securities Exchange Act of 1934, as amended; “FCA” means the U.K. Financial Conduct Authority or any successor organization. “Final Closing Benefits Accounts” has the meaning set forth in Section 1.2(d)(iii). “Final Closing Statement” has the meaning set forth in Section 1.2(c)(ii) . “Final Resolution” means, with respect to a matter set forth on Section 8.1(a) or Section 8.1(b) of the Seller Disclosure Letter, either (a) a binding and non-appealable court or arbitration decision which fully and finally resolves the matter or (b) a settlement which fully and finally resolves the matter. “Financial Statements” means the GAAP Financial Statements and the Statutory Statements. “First Adjustment” means if there is a Final Resolution with respect to the matter set forth on Section 8.1(a) of the Seller Disclosure Letter (the “First Specified Matter”) prior to the Closing that results in the Company or any of its Subsidiaries making or committing to make aggregate payments to third parties of less than the amount set forth on Section 8.1(c) of the Seller Disclosure Letter in connection therewith (the “First Specified Matter Amount”), a positive amount in accordance with the formula set forth on Section 8.1(c) of the Seller Disclosure Letter. “First Specified Matter” has the meaning set forth in the definition of First Adjustment. “Fiscal Agency Agreement” means the Fiscal Agency Agreement, by and between the Company and the Bank New York Mellon, dated as of June 7, 2010 as amended on October 3, 2014. “Fraud” means actual common law fraud in respect of the representations and warranties made by Seller in Article 2, if (a) Seller had the specific intent to deceive Buyer and (b) the other elements of common law fraud under Delaware Law are satisfied; provided that “Fraud” shall not include any fraud claim based on constructive knowledge, negligent misrepresentation or a similar theory. “FSMA” means the U.K. Financial Services and Markets Act 2000, as amended.

“Fundamental Representations” means the representations and warranties in Section 2.1 (Corporate Status), Section 2.2 (Corporate and Governmental Authorization), Section 2.3 (Non-Contravention) (other than the representations and warranties in Section 2.3 with respect to Material Contracts and Permits), Section 2.4 (Capitalization; Title to Shares) and the last sentence of Section 2.12 (Litigation). “GAAP” has the meaning set forth in Section 2.6(a). “GAAP Financial Statements” has the meaning set forth in Section 2.6(a). “Governmental Approval” means any consent, approval, license, permit, order, qualification, authorization of, or registration, waiver or other action by, or any filing with or notification to, any Governmental Authority. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator or arbitral body (public or private) and any self-regulatory organization. “Governmental Order” means any binding and enforceable order, ruling, subpoena, verdict, writ, judgment, injunction, restriction, decree, stipulation, determination, direction or award of, by or with any Governmental Authority. “Hazardous Materials” means (a) petroleum products or byproducts, asbestos or asbestos-containing materials, lead-based paint, per- and polyfluoroalkyl substances, polychlorinated biphenyls, noise, odor, mold, radon or radiation and (b) any other materials, substances or wastes that are regulated by, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time. “Indebtedness” means, with respect to a Person, without duplication, (a) all indebtedness for borrowed money, (b) all seller notes or other indebtedness for the deferred purchase price of property or services (including “earn out,” purchase price adjustment or similar obligations, in each case, computed as if all the criteria and other conditions thereof were satisfied); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP (determined prior to

Accounting Standards Codification 842), characterized as capital leases, or under operating leases to the extent the use of such leased property does not benefit, or is not used by, the business of the Company and its Subsidiaries after the Closing, (f) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities to the extent drawn, (g) the portion allocated to Seller under the Intercompany Allocation Agreement of any salary, bonus, commission, incentive, severance, or other similar obligations that are credited or accrued and unpaid as of the Closing with respect to any Person other than a Business Employee, including the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments described in this clause (g), but without duplication of any responsibility of Buyer and its Affiliates, including, as of the Closing, the Company and its Subsidiaries, under Section 4.6; (h) any unfunded or underfunded pension or pension- like liabilities or obligations and any unfunded or underfunded post-retirement and post- employment benefits, liabilities or obligations and any obligations and liabilities in respect of any unfunded or underfunded nonqualified deferred compensation plan, programs, agreements or arrangements, including the employer portion of any applicable FICA, state, local or foreign withholding, payroll, social security, unemployment or similar Taxes due with respect to any such payments described in this clause (h); and (i) any liability of others described in clauses (a) through (h) above that the Person has guaranteed or that is otherwise its legal liability; and (j) all interest (accrued and unpaid), premiums, penalties, indemnities, fees, expenses, breakage costs required to be paid or offered in respect of any of the foregoing. For avoidance of doubt, Indebtedness shall not include Insurance Contracts. “Independent Accountant” means a nationally-recognized independent public accounting firm as agreed upon by Seller and Buyer. “Insurance Companies” means the Company and AUK. “Insurance Contracts” means all insurance policies and contracts, Insured Cash Flow Securities, credit default swaps, interest rate swaps, surety bonds, financial guarantees and similar instruments and agreement, together with all binders, slips, certificates, endorsements, cover notes, amendments, riders, novation agreements, commutation agreements, swap confirmations, termination agreements, guaranty agreements, payment or reimbursement agreements, settlement agreements, Governmental Orders, undertakings and any other agreements or documents that are ancillary thereto or otherwise related to the liabilities of or due to the Company or its Subsidiaries in respect of the foregoing, in each case, issued, assumed, written, underwritten or entered into by or to the Company or any of its Subsidiaries (or any entity to which the Company or any such Subsidiary is a successor in interest) or by or to which the Company or any of its Subsidiaries (or any entity to which the Company or any such Subsidiary is a successor in interest) is subject prior to the Closing.

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Authority charged with the supervision of insurance companies in such jurisdiction. “Insured Cash Flow Securities” or “ICFs” means insured cash flow securities, swaps and similar instruments and agreements related to the synthetic commutation of certain insurance liabilities of the Company and its Subsidiaries and which are designed to effectively decrease or in substance commute the Company or its Subsidiaries’ exposure with respect to such liabilities. “Intellectual Property” means all of the following to the full extent recognized under Law in any jurisdiction: (a) patents and patent applications, (b) trademarks, trade names, designs, logos, trade dress, internet domain names, service marks, and other indicia of origin, whether registered or unregistered, all registrations and pending applications for registration of the same, and all goodwill associated with any of the foregoing (“Trademarks”), (c) copyrights, whether registered or unregistered, all registrations and pending applications for registration of the same, and all other rights in works of authorship, (d) trade secrets and other similar rights, to the extent protectable under applicable Laws, in any confidential information (including inventions, discoveries and invention disclosures (whether or not patented), methods, strategies, know-how, documentation, techniques, data, databases, algorithms, software architectures or processes), (e) rights in software, and (f) any and all other intellectual property rights under applicable Laws. “Intercompany Account” means any intercompany account balance outstanding or any loans, notes, advances, receivables, payables or other obligations as of immediately prior to the Closing Date between (a) the Company or any of its Subsidiaries, on the one hand, and (b) Seller or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand. “Intercompany Agreements” has the meaning set forth in Section 2.20. “Intercompany Allocation Agreement” has the meaning set forth in Section 4.6(i). “Interim Asset Allocation Guidelines” means the investment and asset allocation guidelines set forth on Annex A. “Investment Assets” means all investment assets owned by, or held in trust for the benefit of, the Company or any of its Subsidiaries, including bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests, certificates issued by or interests in trusts, derivatives or other assets acquired for investment or hedging purposes. “Investment Guidelines” has the meaning set forth in Section 2.25(b).

“Investor Rights Agreement” is the investor rights agreement substantially in the form attached hereto as Exhibit D. “IRS” means the Internal Revenue Service. “IT Systems” means the hardware, software, data communication lines, network and telecommunications equipment, internet-related information technology infrastructure, wide area network and other information technology equipment, owned, leased, licensed or controlled by the Company or any of its Subsidiaries, but, for clarity, not any Intellectual Property covering the foregoing. “Knowledge” means the actual knowledge, as of the date hereof, of the Persons specified (a) with respect to Seller, in Section 8.3 of the Seller Disclosure Letter and (b) with respect to Buyer, in Section 8.3 of the Buyer Disclosure Letter. “KPMG” means KPMG, LLP. “Labor Agreement” has the meaning set forth in Section 2.9(a)(xi) . “Laws” has the meaning set forth in Section 2.13(a). “Leased Real Property” has the meaning set forth in Section 2.10(c). “Leases” has the meaning set forth in Section 2.10(c). “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, lease, license, encumbrance or other adverse claim of any kind in respect of such property or asset. “Litigation” means any action, cease and desist letter, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory inspection, investigation, supervisory, disciplinary, enforcement or other proceeding, in law or in equity. “Losses” means losses, liabilities, claims, damages, judgments, settlements, fines, penalties or expenses (including reasonable and documented out-of-pocket legal fees and expenses). “Material Adverse Effect” means any material adverse change in, or effect on, (i) the assets, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of Seller to timely perform its obligations hereunder or consummate the transactions contemplated by this Agreement or the Ancillary Agreements; provided that, in the case of clause (i), any such change or effect resulting from any of the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (a) any change, development, event or occurrence after the date hereof arising out of or relating to economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates and corresponding changes in the value of the Investment Assets of the Company or any of its Subsidiaries, (b) any change, development, event or occurrence after the date hereof affecting the financial guaranty insurance industry in which the Company or any of its Subsidiaries operates or in which products of the Company or any of its Subsidiaries are used or distributed, (c) any change in Laws, GAAP, SAP or the enforcement or interpretation thereof, applicable to the Company or any of its Subsidiaries, (d) conditions in jurisdictions in which the Company or any of its Subsidiaries operates, including political conditions generally, hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (e) any change resulting from the negotiation, execution, announcement or consummation of the transactions contemplated by, or the performance of obligations under, this Agreement, including any such change relating to the identity of, or facts and circumstances relating to, Buyer and including any actions by customers, suppliers or personnel, (f) any action taken by Buyer and any of its Affiliates or Representatives, (g) any change (or threatened change) in the credit, financial strength or other ratings (other than the facts underlying any such change) of Seller or any of its respective Affiliates, including the Company and its Subsidiaries, (h) any hurricane, flood, tornado, earthquake or other natural disaster, man-made disaster or any other force majeure event or (i) the failure of the Company and its Subsidiaries to achieve any earnings, premiums written, or other financial projections or forecasts (provided, that this clause (i) shall not prevent a determination that any change, event, circumstance, fact or development underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect); provided, further, that any change, event, circumstance, fact or development with respect to clauses (a), (b), (c), (d) and (h) shall be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent that such change, event, circumstance, fact or development has a disproportionately adverse affect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the financial guaranty insurance industry. “Material Contract” has the meaning set forth in Section 2.9(b). “Material Reinsurance Agreements” has the meaning set forth in Section 2.21. “Misdirected Item” has the meaning set forth in Section 4.17. “Moelis” has the meaning set forth in Section 2.19. “New Benefit Plans” has the meaning set forth in Section 4.6(g). “Non-U.S. Benefit Plans” has the meaning set forth in Section 2.15(f). “Notice of Disagreement” has the meaning set forth in Section 1.2(c)(i) .

“Old Benefit Plans” has the meaning set forth in Section 4.6(g). “Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, by-laws, articles of formation, certificate of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, certificate of trust, trust agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto. “Outstanding AMPS” has the meaning set forth in Section 2.4(a). “Owned Intellectual Property” has the meaning set forth in Section 2.11(a). “Owned Real Property” has the meaning set forth in Section 2.10(b). “PEO Plan” has the meaning set forth in Section 4.6(b). “PEO 401(k) Plan” has the meaning set forth in Section 4.6(k). “Permits” has the meaning set forth in Section 2.13(b). “Permitted Liens” means each of the following: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar Liens imposed by Laws for amounts not yet due and payable, (c) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (d) easements, rights of way, covenants, restrictions and other similar Liens not materially interfering with the ordinary conduct of business as presently used, (e) Liens created by any landlord that affect the underlying fee interest of any Leased Real Property, (f) zoning, building and other generally applicable land use restrictions, which are not violated by the current use and occupancy of any real property, (g) Buyer Liens, (h) limitations on the rights of the Company or any of its Subsidiaries under any Material Contract that are expressly set forth in such contract, (i) any Lien arising under a conditional sales contract or equipment lease with a third party, (j) any Lien that is disclosed in any section of the Seller Disclosure Letter or the Buyer Disclosure Letter, as applicable, (k) any Lien arising from any act of Buyer or any of its Affiliates (with respect to an asset of Seller or any of its Affiliates), (l) with respect to Investment Assets, broker Liens and Liens in connection with securities lending transactions and repurchase agreements, in each case, created in the ordinary course of business consistent with past practice, (m) nonexclusive licenses to Intellectual Property executed in the ordinary course of business, and (n) Liens granted in connection with the Insured Cash Flow Securities existing as of the date hereof or entered into without violating Section 4.1. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Personal Information” means any information that identifies or is reasonably capable of being associated with an individual person or device, including such information (i) that identifies or could reasonably be used to identify an individual, or (ii) that is otherwise defined as “personal information,” “personal data,” or similar term under applicable Laws. “Post-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date. “PRA” means the U.K. Prudential Regulation Authority or any successor organization. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending at the completion of the Closing Date. “Preliminary Benefits Accounts” has the meaning set forth in Section 1.2(b). “Proxy Statement” means a proxy statement relating to the Seller Shareholders Meeting (as amended or supplemented from time to time). “Prudential Requirements” means the rules and guidance of the PRA and FCA relating to the capital adequacy and financial resources required to be maintained by AUK (including but not limited to the Threshold Conditions (as defined in Schedule 6 to FSMA (Threshold conditions)), PRA Fundamental Rule 4 and FCA Principle 4 and the proper timely calculation and disclosure of the SCR (as defined in the FCA handbook) and the maintenance of own funds in excess of the SCR from time to time). “Purchase Price” has the meaning set forth in Section 1.2. “Reinsurance Agreements” has the meaning set forth in Section 2.21. “Representatives” has the meaning set forth in Section 4.12(a). “Required Shareholder Approval” has the meaning set forth in Section 2.2(c). “Resolution Period” has the meaning set forth in Section 1.2(c)(ii) .

“Review Period” has the meaning set forth in Section 1.2(c)(i) . “Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”). “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person located, organized, or resident in a Sanctioned Country; (iii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i)-(ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing. “Sanctions” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council. “SAP” means the statutory accounting principles and practices prescribed or permitted by the Wisconsin Office of the Commissioner of Insurance, as in effect at the relevant time. “SEC” means the Securities and Exchange Commission. “Second Adjustment” means, (a) if there is a Final Resolution with respect to the matter set forth on Section 8.1(b) of the Seller Disclosure Letter (the “Second Specified Matter”) prior to the Closing and such Final Resolution results in the Company actually receiving prior to the Closing Date aggregate payments in excess of any amounts already taken into account as an asset with respect to such matter on the Company’s balance sheet set forth in the GAAP Financial Statements as of the March 31, 2024, a positive amount, if any, equal to 2/3rd of the amount of such excess and (b) otherwise, zero ($0). “Second Specified Matter” has the meaning set forth in the definition of Second Adjustment. “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the Preamble.

“Seller Benefit Plan” and “Seller Benefit Plans” have the meanings set forth in Section 2.15(a). “Seller Board” means the board of directors of Seller. “Seller Board Recommendation” has the meaning set forth in the Recitals. “Seller Disclosure Letter” means the letter, dated as of the date hereof, delivered by Seller to Buyer prior to the execution of this Agreement and identified as the Seller Disclosure Letter. “Seller Equity Plan” means the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan. “Seller Legal Counsel” has the meaning set forth in Section 9.13(a). “Seller PSU Award” means a grant of performance stock units by Seller pursuant to the Seller Equity Plan. “Seller Related Parties” has the meaning set forth in Section 7.3(e). “Seller RSU Award” means a grant of restricted stock units by Seller pursuant to the Seller Equity Plan. “Seller Shareholders Meeting” has the meaning set forth in Section 4.13(b). “Seller Taxes” means any Taxes (i) for which the Company or any of its Subsidiaries is liable pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. income Tax Law) as a result of the Company or such Subsidiary having been, prior to the Closing, a member of an affiliated, consolidated, combined, unitary or similar Tax group, or (ii) imposed on the Company or any of its Subsidiaries as a transferee or successor, which Taxes relate to an event or transaction occurring prior to the Closing. “Settlement Agreement” has the meaning set forth in Section 4.19. “Shared Contract” means any contract pursuant to which a third party provides material services or benefits to Seller or one or more of its Affiliates (including the Company and its Subsidiaries) in respect of both the business of the Company and its Subsidiaries and any other business of Seller and its Affiliates (other than the Company and its Subsidiaries). “Shares” has the meaning set forth in the Recitals. “Solvent” has the meaning set forth in Section 2.29 and Section 3.8, as applicable.

“Specified Matters” means the matters set forth on Section 8.1(a) and Section 8.1(b) of the Seller Disclosure Letter. “Sponsor” means Oaktree Opportunities Fund XII Holdings (Delaware), L.P., a Delaware limited partnership. “Statutory Statements” has the meaning set forth in Section 2.6(b). “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (a) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than fifty percent (50%) of such securities or ownership interests are at the time directly or indirectly owned by such Person. “Subsidiary Securities” has the meaning set forth in Section 2.5(b). “Superior Proposal” means a Company Acquisition Proposal from any Person (other than Buyer and its Subsidiaries) (with all reference to “15%” in the definition of “Company Acquisition Proposal” deemed to be references to “50%”) that did not result from a breach of Section 4.12 and which the Seller Board determines in good faith, after consultation with Seller’s outside financial advisors and outside legal counsel that, if consummated, would result in a transaction more favorable to the stockholders of Seller (solely in their capacity as such) from a financial point of view, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the identity of the person making the proposal (including certainty of closing, any termination or break-up fees and conditions to consummation) that the Seller Board deems relevant, than the transactions contemplated by this Agreement taking into account any changes to the terms of this Agreement proposed by Buyer to Seller in response to such Company Acquisition Proposal pursuant to pursuant to Section 4.12(e). “Surplus Notes” means the 5.1% Surplus Notes due June 7, 2020 issued by the Company pursuant to the Fiscal Agency Agreement. “Tax” means (i) any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment, escheat, unclaimed property or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto), (ii) any liability for or in respect of the payment of any amount of a type described in clauses (i) as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; and (iii) any liability for or in respect of the payment of any amount of a type described in clauses (i) or (ii) by reason of transferee or successor liability, contract, assumption or operation of Law. “Tax Return” means any federal, state, local or foreign tax return, declaration, statement, report, schedule, form or information return or any amendment to any of the foregoing relating to Taxes, including any schedule or attachment thereto. “Tax Sharing Agreement” has the meaning set forth in Section 5.5. “Termination Fee” has the meaning set forth in Section 7.3(a). “Third-Party Consent” means any approval, authorization, consent, license or permission of, or waiver or other action by, or notification to, any third party (other than a Governmental Authority or an Affiliate of either Seller or Buyer). “Transition Services Agreement” means the agreement, contemplated by Transition Services Agreement Term Sheet, pursuant to which Seller will provide to the Company and its Subsidiaries, and the Company and its Subsidiaries will provide to Seller, certain services on a transitional basis after the Closing “Transition Services Agreement Term Sheet” means that certain Transition Services Agreement Term Sheet attached hereto as Exhibit B. “Treasury Regulations” means the regulations prescribed under the Code. “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Law. “Warrant” has the meaning set forth in the Recitals. “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by or on behalf of the breaching party with the actual knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. Section 8.2 Construction. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “party” or “parties” shall refer to parties to this Agreement. The phrase “materially impairs the aggregate economic benefits” in clause (b) of the definition of “Burdensome Condition”, solely as it relates to any Condition on an agreement listed on Schedule 8.1, shall not take into consideration any modification, amendment or deviation relating to or arising out of (a) a term or absence thereof that, individually or in the aggregate when taken together with all other terms of the agreements governing, related to or arising out of the transactions contemplated by this Agreement (i) does not comply with the requirements of Section 617.21 of the Wisconsin Insurance Law or (ii) is not proposed to be on customary and arm’s length terms, and customary for the similar types of agreements regularly entered into in connection with acquisitions of other insurance businesses similarly situated from a financial and regulatory perspective to that of the Company or (b) a term or absence thereof that, in the aggregate when taken together with all other terms of the agreements governing, related to or arising out of the transactions contemplated by this Agreement, impairs or would reasonably be expected to impair the financial condition, business, assets or results of operations of the Company compared to the financial condition, business, assets or results of operations of the Company immediately prior to the date of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Section and Exhibits of this Agreement unless otherwise specified. All Exhibits, Schedules and Disclosure Letters annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit, Schedule or Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty.

ARTICLE 9 Miscellaneous Section 9.1 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Closing, except for (a) the parties’ obligations under Section 1.2(b)-(c), Section 4.18(a), Section 4.19, Section 5.6, and as contemplated by the last sentence of Section 7.2, (b) those covenants or agreements contained herein that by their terms apply to or are to be performed in whole or in part after the Closing and (c) this Article 9. Section 9.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given: if to Buyer, American Acorn Corporation c/o Oaktree Capital Management, L.P. 333 S. Grand Ave., 28th Floor Los Angeles, CA 90071 Email: [***] Telephone: [***] Attention: Jordan Mikes; Greg Share; Patrick George with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 2049 Century Park East, Suite 3700 Attention: Hamed Meshki, P.C. Email: hmeshki@kirkland.com; Telephone: (213) 680-8360 and Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Attention: Rajab Abbassi, P.C. Kimberly Meng Han Email: rajab.abbassi@kirkland.com;

kimberly.han@kirkland.com Telephone: (212) 446-4741 (212) 898-5324 if to Seller, Ambac Financial Group, Inc. One World Trade Center, 41st Floor New York, NY 10007 Email: legalnotices@ambac.com Telephone: 212-668-0340 Attention: General Counsel with a copy (which shall not constitute notice) to: Debevoise & Plimpton LLP 66 Hudson Boulevard New York, New York 10001 Attention: Nicholas F. Potter Kristen A. Matthews Steven J. Slutzky Eric T. Juergens Telephone: (212) 909-6459 (212) 909-6113 (212) 909-6036 (212) 909-6301 Email: nfpotter@debevoise.com kamatthews@debevoise.com sjslutzky@debevoise.com etjuergens@debevoise.com or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt. Section 9.3 Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity. Section 9.4 Expenses. Except as otherwise provided herein, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not consummated, shall be paid by the party incurring such cost or expense. For the avoidance of doubt, all costs, fees and expenses incurred by Seller and its Affiliates prior to the Closing (including the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby shall be paid solely by Seller and not by the Company or any of its Subsidiaries. Section 9.5 Governing Law, etc. (a) THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Buyer and Seller hereby irrevocably submit to the jurisdiction of the federal courts for the Southern District of New York, and appellate courts having jurisdiction of appeals from such courts, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each of Buyer and Seller irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each of Buyer and Seller hereby waives, and agrees not to assert, to the maximum extent permitted by Law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Buyer and Seller hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.2 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof. (b) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party. Section 9.7 Entire Agreement. This Agreement, the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement (in each case, including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersede all prior agreements, understandings and representations, both written and oral, between the parties with respect to the subject matter hereof. Section 9.8 Severability. If any provision, including any phrase, sentence, clause, section or subsection of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 9.9 Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except as provided under Section 4.10, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties and their respective successors and assigns. Section 9.10 Reserves. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any of its Affiliates makes any representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby is intended or shall be construed to be a representation or warranty (express or implied) of Seller or any of its Affiliates, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby, with respect to the adequacy or sufficiency of the reserves of the Company and its Subsidiaries or the future profitability of the Company and its Subsidiaries. Section 9.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 9.5, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby waive, in any action for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith. Notwithstanding the foregoing or any other provisions of this Agreement to the contrary, it is explicitly agreed that Seller shall be entitled to seek an injunction or injunctions or specific performance to enforce Buyer’s obligations to cause the Equity Financing to occur and to complete the Closing on the terms and conditions set forth in this Agreement if and only if (a) all of the conditions set forth in Sections 6.1 and 6.2 have been and remain satisfied or waived (other than those conditions which by their nature can only be satisfied at the Closing, but which conditions would be satisfied if the Closing were to occur), (b) Seller has delivered to Buyer a writing irrevocably confirming that as of the date on which the Closing should have occurred pursuant to Section 1.3, (i) all conditions set forth in Section 9.3 were satisfied, and all such conditions remain satisfied as of the date of the certification, or that Seller is irrevocably waiving any unsatisfied conditions in Section 6.3, (ii) Seller was ready, willing and able to consummate the Closing on the terms set forth in this Agreement on such date, and (iii) Seller will consummate the Closing if specific performance is granted and the Equity Financing is funded, and (c) Seller remains ready, willing and able to cause the Closing to occur. Section 9.12 Disclosure Letters. Any disclosure set forth in the Seller Disclosure Letter or Buyer Disclosure Letter with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this

Agreement only to the extent that the applicability of the information disclosed to any such other Section of this Agreement is reasonably apparent on its face. Matters reflected in any Section of the Seller Disclosure Letter or the Buyer Disclosure Letter are not necessarily limited to matters required by this Agreement to be so reflected. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in the Seller Disclosure Letter or the Buyer Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Laws or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Section 9.13 Waiver of Conflicts; Attorney-Client Privilege. (a) Buyer (on behalf of itself and its controlled Affiliates) waives and will not assert, and agrees to cause the Company and its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of Seller or any of its Affiliates or any of their respective stockholders, officers, employees or directors (any such Person, a “Designated Person”) in any matter involving this Agreement or any other agreements or transactions contemplated thereby, by any legal counsel (including internal counsel and Debevoise & Plimpton LLP, “Seller Legal Counsel”) representing Seller, the Company, or any of its Subsidiaries in connection with this Agreement or any other agreements or transactions contemplated thereby (the “Current Representation”), including in any litigation or other dispute or proceeding between or among Buyer or its controlled Affiliates, the Company or any of its Subsidiaries, and any Designated Person, even though the interests of such Designated Person may be directly adverse to Buyer or its Affiliates or the Company and its Subsidiaries. (b) Buyer (on behalf of itself and its controlled Affiliates) acknowledges that all rights applicable to any attorney-client privileged communications between Seller Legal Counsel in connection with the Current Representation (the “Privileged Communications”) shall be retained solely by Seller (and not the Company and its Subsidiaries) and agrees that it will not, and will cause the Company and its Subsidiaries not to, assert any attorney-client privilege with respect to the Privileged Communications. Furthermore, Buyer will not, and will cause each of its controlled Affiliates (including, after Closing, the Company and its Subsidiaries) not to, use any Privileged Communications (or portion thereof) in a manner adverse to Seller or any of its Affiliates. (c) Accordingly, from and after the Closing, the Company and its Subsidiaries shall not have access to any Privileged Communications, or to the files of any Seller Legal Counsel in connection with the Current Representation to the extent related to the

Privileged Communications. Without limiting the generality of the foregoing, from and after the Closing, (i) Seller and its Affiliates shall be the sole holders of the attorney- client privilege with respect to the Current Representation, and the Company and its Subsidiaries shall not be holders thereof, and (ii) to the extent that files of Debevoise & Plimpton LLP or any other legal counsel currently representing any of the Company and its Subsidiaries in connection with the Current Representation (whether or not such legal counsel also represented Seller) constitute property of a client, only Seller and its Affiliates shall hold such property rights. Buyer (on behalf of itself and its controlled Affiliates) agrees that it would be impractical to remove all attorney-client communications from the records (including e-mails and other electronic files) of the Company and its Subsidiaries, and the failure to so remove such communications shall not be deemed to be a waiver of the attorney-client privilege with respect to such communications. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written. AMBAC FINANCIAL GROUP INC. By /s/ Claude LeBlanc Name: Claude LeBlanc Title: President and Chief Executive Officer AMERICAN ACORN CORPORATION By /s/ Greg Share Name: Greg Share Title: President